UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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RPX Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RPX Corporation
One Market Plaza
Suite 800
San Francisco, CA 94105
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 13, 2017
To the Stockholders of RPX Corporation:
The annual meeting of stockholders for RPX Corporation (the “Company”) will be held at the offices of the Company at One Market Plaza, Steuart Tower, Suite 800, San Francisco, California 94105, on Tuesday, June 13, 2017, at 10:00 a.m. local time. The purposes of the meeting are:

1.	To elect the Class III directors named in this proxy statement (Proposal 1);

2.	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 (Proposal 2); and

3.	To transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.
Our board of directors has fixed the close of business on April 20, 2017 as the record date for determining holders of our common stock entitled to notice of, and to vote at, the annual meeting or any adjournments or postponements thereof. A complete list of such stockholders will be available for examination at our offices in San Francisco, California during normal business hours for a period of ten days prior to the annual meeting.

YOUR VOTE IS IMPORTANT!
Your vote is important. Please vote by using the Internet or by telephone or, if you received a paper copy of the proxy materials by mail, by signing and returning the enclosed proxy card. Instructions for your voting options are described on the Notice of Internet Availability of Proxy Materials or proxy card.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 13, 2017: The proxy statement and annual report are available at http://ir.rpxcorp.com/annuals-proxies.cfm.

By the order of the Board of Directors,

Emily T. Gavin
Secretary of the Company

San Francisco, California
Date: April 27, 2017

PROXY STATEMENT SUMMARY
YOUR VOTE IS IMPORTANT
This summary highlights information contained within this proxy statement, which we have added this year as a reflection of our ongoing commitment to our stockholders. You should read the entire proxy statement carefully and consider all information before voting. Page references are supplied to help you find further information in this proxy statement.
VOTING MATTERS AND RECOMMENDATIONS

Voting Matter	Board Vote Recommendation
Proposal 1: Election of Class III Directors (page 8)
The Board and the Nominating and Corporate Governance Committee believe that the director nominees possess the necessary qualifications and skills to provide effective oversight of the business and quality advice and counsel to our management team.
FOR EACH NOMINEE
Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm
(page 17)
The Board and the Audit Committee believe that the continued retention of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2017 is in the best interests of the Company and its stockholders. As a matter of good corporate practice, stockholders are being asked to ratify the selection of the independent registered public accounting firm.
FOR

DIRECTOR NOMINEES AND CONTINUING DIRECTORS

The following table provides summary information about each director nominee and continuing director as of April 20, 2017. See page 8 for more information.

	Class	Age	Director Since	Current Term Expires	Expiration of Term For Which Nominated	Committees
2017 Director Nominees
Shelby W. Bonnie	III	52	2011	2017	2020	Chairman of the Board of Directors Audit Committee Compensation Committee (Chair)
Sanford R. Robertson	III	85	2011	2017	2020	Compensation Committee
Continuing Directors
Andrew D. Africk	I	50	2016	2018	—	—
Frank E. Dangeard	I	59	2014	2018	—	Audit Committee Nominating and Corporate Governance Committee
Steven L. Fingerhood	II	59	2012	2019	—	Audit Committee (Chair) Nominating and Corporate Governance Committee
Gilbert S. Palter	I	51	2016	2018	—	Compensation Committee
Mallun Yen	I	46	2017	2018	—	—
Magdalena Yesil	II	58	2017	2019	—	Nominating and Corporate Governance Committee

DIRECTOR DASHBOARD: DIRECTOR NOMINEES AND CONTINUING DIRECTORS

Director Independence

Independent
Non-independent

CORPORATE GOVERNANCE STRENGTHS

We are committed to good corporate governance, which promotes the long-term interests of our stockholders and strengthens our Board and management accountability. Highlights of our corporate governance practices include the following:

•	Majority voting for directors

•	Separate Chairman and CEO roles

•	Seven of eight directors independent

•	100% independent Committee members

•
A Board that is comprised of sophisticated and fully engaged directors with different areas of relevant expertise, including four new directors appointed in the last two years, who bring fresh perspectives to our business and operations

•	Robust Code of Business Conduct

•	Periodic reviews of Committee Charters, Corporate Governance Guidelines and Code of Business Conduct

RPX CORPORATION
Proxy Statement
For the Annual Meeting of Stockholders
To Be Held on June 13, 2017

RPX CORPORATION
One Market Plaza
Suite 800
San Francisco, CA 94105
(866) 779-7641

PROXY STATEMENT
FOR THE
2017 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement and proxy card are furnished in connection with the solicitation of proxies to be voted at the 2017 annual meeting of stockholders (the “Annual Meeting”) of RPX Corporation (sometimes referred to as “we,” the “Company,” “our company” or “RPX”), which will be held at the offices of the Company at One Market Plaza, Steuart Tower, Suite 800, San Francisco, California 94105, on Tuesday, June 13, 2017 at 10:00 a.m. local time. Directions to the Company’s offices are available on the “About RPX” section of our website located at http://www.rpxcorp.com.

We are making this proxy statement and our annual report available to stockholders at http://ir.rpxcorp.com/annuals-proxies.cfm. On May 1, 2017, we will begin mailing to our stockholders (i) a copy of this proxy statement, a proxy card and our annual report or (ii) a notice (the “Notice”) containing instructions on how to access and review this proxy statement and our annual report. The Notice also describes how you may submit your proxy over the Internet. If you receive a Notice and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting those materials included in the Notice.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these proxy materials?

You have received these proxy materials because you owned shares of RPX common stock as of April 20, 2017, the record date for the Annual Meeting, and our board of directors is soliciting your proxy to vote at the Annual Meeting. This proxy statement describes issues on which we would like you to vote at the Annual Meeting. It also gives you information on these issues so that you can make an informed decision.

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we are permitted to furnish our proxy materials over the Internet to our stockholders by delivering a Notice in the mail. The Notice instructs stockholders on how to access and review the proxy statement and annual report over the Internet at www.proxyvote.com. The Notice also instructs stockholders on how they may submit their proxy over the Internet. If a stockholder who received a Notice would like to receive a printed copy of our proxy materials, such stockholder should follow the instructions for requesting these materials contained in the Notice.

How may I vote at the Annual Meeting?

You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy via telephone or on the Internet. If you received a printed set of materials, you may also vote by mail by signing, dating and returning the proxy card.

When you vote by using the Internet, by telephone or by signing and returning the proxy card, you appoint Robert H. Heath and Emily T. Gavin as your representatives (or proxy holders) at the Annual Meeting. They will vote your shares at the Annual Meeting as you have instructed them or, if an issue that is not on the proxy card comes up for vote, in accordance with their best judgment. This way, your shares will be voted whether or not you attend the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on April 20, 2017, the record date for the Annual Meeting, will be entitled to vote at the Annual Meeting. On the record date, there were 48,679,361 shares of the Company’s common stock outstanding. All of these outstanding shares are entitled to vote at the Annual Meeting (one vote per share of common stock) in connection with the matters set forth in this proxy statement.

In accordance with Delaware law, a list of stockholders entitled to vote at the meeting will be available at the place of the Annual Meeting on June 13, 2017 and will be accessible for ten days prior to the meeting at our principal place of business, One Market Plaza, Suite 800, San Francisco, California 94105, weekdays between the hours of 9:00 a.m. and 5:00 p.m. local time.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholders of record - If your shares are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those shares, the “stockholder of record.” If you are a stockholder of record, these proxy materials have been sent directly to you by RPX.

Beneficial owners - Many of our stockholders hold their shares through a broker, trustee or nominee, rather than directly in their own name. If your shares are held in a brokerage account or by a trustee or nominee, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in street name, these proxy materials have been forwarded to you by your broker, trustee or nominee who is considered, with respect to those shares, the stockholder of record.

As the beneficial owner, you have the right to direct your broker, trustee or nominee on how to vote your shares. Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

How do I vote?

Stockholders of record - Stockholders of record may vote by using the Internet, by telephone or (if you received a proxy card by mail) by mail as described below. Stockholders of record also may attend the meeting and vote in person.

•
You may vote by using the Internet. The address of the website for Internet voting is www.investorvote.com/RPXC. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 12, 2017. Easy-to-follow instructions allow you to vote your shares and confirm that your instructions have been properly recorded;

•
You may vote by telephone. The toll-free telephone number is noted on your proxy card. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 12, 2017. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded; or

•	You may vote by mail. If you received a proxy card by mail and choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided.

Beneficial owners - If you hold shares through a broker, trustee or nominee, please refer to your Notice or other information forwarded by your broker, trustee or nominee to see which voting options are available to you.

The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. Written ballots will be passed out to anyone who wants to vote at the Annual Meeting. If you hold your shares through a broker, trustee or nominee, you must obtain a “legal proxy,” executed in your favor, from the holder of record to be able to vote in person at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy card or follow the voting instructions described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting.

If you are a stockholder of record, you may revoke your proxy in any one of these ways:

•	You may submit a subsequent proxy by using the Internet, by telephone or by mail with a later date;

•	You may deliver a written notice that you are revoking your proxy to the Secretary of the Company at One Market Plaza, Suite 800, San Francisco, California 94105;

•	You may sign another proxy card with a later date and return it to us prior to the Annual Meeting; or

•	You may attend the Annual Meeting and vote your shares in person. Simply attending the Annual Meeting without affirmatively voting will not, by itself, revoke your proxy.

If you are a beneficial owner of shares held in street name, you may change your vote (1) by submitting new voting instructions to your broker, trustee or nominee or (2) if you have obtained a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares, by attending the Annual Meeting and voting in person.

How many votes does RPX need to hold the Annual Meeting?

A quorum of stockholders is necessary to conduct business at the Annual Meeting. Pursuant to our bylaws, a quorum will be present if a majority of the voting power of the outstanding shares of the Company entitled to vote generally in the election of directors is represented in person or by proxy at the Annual Meeting. On the record date, there were 48,679,361 shares of common stock outstanding and entitled to vote. Thus, 24,339,681 shares must be represented in person or by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, trustee or nominee) or if you attend the Annual Meeting and vote in person. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present for the transaction of business. If a quorum is not present, the holders of a majority of the votes present at the Annual Meeting may adjourn the Annual Meeting to another date.

What matters will be voted on at the Annual Meeting?

The following matters are scheduled to be voted on at the Annual Meeting:

•	Proposal 1: To elect the Class III directors nominated by our board of directors and named in this proxy statement to serve a term of three years until our 2020 annual meeting of stockholders; and

•	Proposal 2: To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

No cumulative voting rights are authorized, and dissenters’ rights are not applicable to these matters.

Could other matters be decided at the Annual Meeting?

RPX does not know of any other matters that may be presented for action at the Annual Meeting. Should any other business come before the Annual Meeting, the persons named on the proxy card will have discretionary authority to vote the shares represented by proxies in accordance with their best judgment.

What will happen if I do not vote my shares?

Stockholder of Record: Shares Registered in Your Name. If you are the stockholder of record of your shares and you do not vote by proxy card, by telephone, via the Internet or in person at the Annual Meeting, your shares will not be voted at the Annual Meeting.

Beneficial Owner: Shares Registered in the Name of Broker, Trustee or Nominee. Brokers, trustees or nominees who hold shares of our common stock for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the Annual Meeting. A broker non-vote occurs when a broker, trustee or nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Under the rules that govern brokers, trustees or nominees who are voting shares held for a beneficial owner, brokers, trustees or nominees have the discretion to vote those shares on routine matters but not on non-routine matters. Proposal 2 is the only routine matter in this proxy statement. As such, your broker, trustee or nominee does not have discretion to vote your shares on Proposal 1, but does have discretion to vote your shares on Proposal 2.

We encourage you to provide instructions to your broker, trustee or nominee by voting your proxy. This action ensures your shares will be voted at the meeting in accordance with your wishes.

How may I vote for each proposal and what is the vote required for each proposal?

Proposal 1: Election of two Class III directors.

With respect to the election of each nominee for director, you may:

•	vote “FOR” the election of the nominee for director;

•	vote “AGAINST” the election of the nominee for director; or

•	“ABSTAIN” your vote for the nominee.

Directors will be elected by a majority of the votes cast at the Annual Meeting, meaning each nominee who is properly nominated in accordance with our bylaws and receives more votes “FOR” the nominee than votes “AGAINST” the nominee will be elected. Only votes cast “FOR” or “AGAINST” a nominee will be counted. An instruction to “ABSTAIN” authority to vote for a nominee will not count as a vote “FOR” or “AGAINST” the nominee. Abstentions and broker non-votes will have no effect on the outcome of the election of directors. Because the election of directors is not a matter on which a broker, trustee or nominee is generally empowered to vote, broker non-votes are expected to exist in connection with this matter.

Proposal 2: Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

You may vote “FOR” or “AGAINST” or abstain from voting. To ratify the selection by the audit committee of our board of directors of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2017, the Company must receive a “FOR” vote from a majority of the votes cast affirmatively or negatively on Proposal 2 at the Annual Meeting. Abstentions and broker non-votes will not be counted “FOR” or “AGAINST” the proposal and will have no effect on the proposal. Because the ratification of the selection of the independent registered public accounting firm is a matter on which a broker, trustee or nominee is generally empowered to vote, no broker non-votes are expected to exist in connection with this matter.

What happens if a director nominee is unable to stand for election?

If a nominee is unable to stand for election, our board of directors may either:

•	reduce the number of directors that serve on the board; or

•	designate a substitute nominee.

If our board of directors designates a substitute nominee, shares represented by proxies voted for the nominee who is unable to stand for election will be voted for the substitute nominee.

How does our board of directors recommend that I vote?

Our board unanimously recommends a vote:

•	Proposal 1: “FOR” the election of Shelby W. Bonnie and Sanford R. Robertson as Class III directors to serve a term of three years until our 2020 annual meeting of stockholders; and

•	Proposal 2: “FOR” the ratification of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2017.

What happens if I sign and return my proxy card but do not provide voting instructions?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted:

•	Proposal 1: “FOR” the election of Shelby W. Bonnie and Sanford R. Robertson as Class III directors;

•	Proposal 2: “FOR” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and

•
If any other matter is properly presented at the Annual Meeting, the proxy holders for shares voted on the proxy card (i.e., one of the individuals named as proxies on your proxy card) will vote your shares using his or her best judgment.

What do I need to show to attend the Annual Meeting in person?

You will need proof of your share ownership (such as a recent brokerage statement or letter from your broker showing that you owned shares of RPX Corporation common stock as of April 20, 2017) and a form of photo identification. If you do not have proof of ownership and valid photo identification, you may not be admitted to the Annual Meeting. All bags, briefcases and packages will be held at registration and will not be allowed in the meeting. We will not permit the use of cameras (including cell phones with photographic capabilities) or other recording devices in the meeting room.

Who is paying for this proxy solicitation?

The board of directors of the Company is soliciting the accompanying proxy. In addition to this solicitation, directors and employees of the Company may solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. In addition, the Company may also retain one or more third parties to aid in the solicitation of brokers, banks and institutional and other stockholders. We will pay for the entire cost of soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What happens if the Annual Meeting is postponed or adjourned?

Unless the polls have closed or you have revoked your proxy, your proxy will still be in effect and may be voted once the Annual Meeting is reconvened. However, you will still be able to change or revoke your proxy with respect to any proposal until the polls have closed for voting on such proposal.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results are expected to be announced at the Annual Meeting. Final voting results are expected to be reported on a Current Report on Form 8-K filed with the SEC no later than June 19, 2017.

How can I find RPX’s proxy materials and annual report on the Internet?

This proxy statement and the 2016 annual report are available at our corporate website at http://ir.rpxcorp.com/annuals-proxies.cfm, which, in accordance with SEC rules, does not have “cookies” that identify visitors to the site.

You can also obtain copies without charge at the SEC’s website at www.sec.gov. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

How do I obtain a separate set of RPX’s proxy materials if I share an address with other stockholders?

In some cases, stockholders holding their shares in a brokerage or bank account who share the same surname and address and have not given contrary instructions received only one copy of the Notice. This practice is designed to reduce duplicate mailings and save printing and postage costs as well as natural resources. If you would like to have a separate copy of the Notice or our annual report and/or proxy statement mailed to you or to receive separate copies of future mailings, please submit your request to the address or phone number that appears on your Notice or proxy card. We will deliver such additional copies promptly upon receipt of such request.

In other cases, stockholders receiving multiple copies of the Notice at the same address may wish to receive only one. If you would like to receive only one copy if you now receive more than one, please submit your request to the address or phone number that appears on your Notice or proxy card.

Can I receive future proxy materials and annual reports electronically?

Yes. This proxy statement and the 2016 annual report are available on the investor relations section of our website located at http://ir.rpxcorp.com/annuals-proxies.cfm. Instead of receiving paper copies in the mail, stockholders can elect to receive an email that provides a link to our future annual reports and proxy materials on the Internet. Opting to receive your proxy materials electronically will save us the cost of producing and mailing documents to your home or business, will reduce the environmental impact of our annual meetings and will give you an automatic link to the proxy voting site. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

Whom should I call if I have any questions?

If you have any questions, would like additional RPX proxy materials or proxy cards, or need assistance in voting your shares, please call our investor relations line at (415) 418-2563.

Can I submit a proposal for consideration at the 2018 annual meeting of stockholders?

Stockholders of the Company may submit proper proposals for consideration at our 2018 annual meeting of stockholders by submitting their proposals in writing to the Secretary of the Company in a timely manner.

Requirements for stockholder proposals to be considered for inclusion in our proxy material - In order to be considered for inclusion in our proxy materials for the 2018 annual meeting of stockholders, stockholder proposals must:

•	be received by the Secretary of the Company no later than the close of business on January 1, 2018; and

•	otherwise comply with the requirements of Delaware law, Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and our bylaws.

Requirements for stockholder proposals to be brought before an annual meeting - In addition, our bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders. In general, nominations for the election of directors may be made (1) by or at the direction of the board of directors, or (2) by any stockholder entitled to vote who has timely delivered written notice to the Secretary of the Company during the Notice Period (as defined below), which notice must contain specified information concerning the nominees and concerning the stockholder proposing such nominations. However, if a stockholder wishes only to recommend a candidate for consideration by the nominating and corporate governance committee as a potential nominee for director, see the procedures discussed below in “Corporate Governance - Board Committees - Nominating and Corporate Governance Committee.”

The bylaws also provide that the only business that may be conducted at an annual meeting is business that is brought (1) pursuant to the notice of meeting (or any supplement thereto), (2) by or at the direction of the board of directors, or (3) by a stockholder who has timely delivered written notice which sets forth all information required by the bylaws to the Secretary of the Company during the Notice Period (as defined below).

The “Notice Period” is defined as the period commencing on the date 75 days prior to the one year anniversary of the date on which RPX first mailed its proxy materials to stockholders for the previous year’s annual meeting of stockholders and terminating on the date 45 days prior to the one year anniversary of the date on which RPX first mailed its proxy materials to stockholders for the previous year’s annual meeting of stockholders. As a result, the Notice Period for our 2018 annual meeting of stockholders will be from February 15, 2018 to March 17, 2018.

If a stockholder who has notified RPX of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we need not present the proposal for vote at such meeting.

A copy of our bylaw provisions governing the notice requirements set forth above may be obtained by writing to the Secretary of the Company. A current copy of our bylaws is also available at our corporate website at www.rpxcorp.com. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement. Such requests and all notices of proposals and director nominations by stockholders should be sent to RPX Corporation, One Market Plaza, Suite 800, San Francisco, California 94105, Attention: Secretary of the Company.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting to be Held on Tuesday, June 13, 2017

This proxy statement and our annual report are available on-line at http://ir.rpxcorp.com/annuals-proxies.cfm.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING
PROPOSAL 1: ELECTION OF DIRECTORS
General

Our board of directors currently comprises nine directors divided into three classes with staggered three-year terms. There are currently four directors in Class I, two directors in Class II and three directors in Class III. The term of office of our Class I directors, Andrew D. Africk, Frank E. Dangeard, Gilbert S. Palter and Mallun Yen, will expire at the 2018 annual meeting of stockholders. The term of office of our Class II directors, Steven L. Fingerhood and Magdalena Yesil, will expire at the 2019 annual meeting of stockholders. The term of office of our Class III directors, Shelby W. Bonnie, Sanford R. Robertson and Thomas O. Ryder, will expire at this year’s Annual Meeting. There are no family relationships among any of our directors or executive officers. It is our policy to encourage nominees for director to attend the Annual Meeting. John A. Amster, formerly a Class II director, resigned from the board of directors effective February 2, 2017. Mr. Ryder, a Class III director, has notified the board of directors that he will resign from the board of directors effective June 13, 2017, the date of the Company's 2017 Annual Meeting of Stockholders.

Nominees for Election as Class III Directors at the Annual Meeting

This year’s nominees for election to the board as our Class III directors to serve for a term of three years expiring at the 2020 annual meeting of stockholders, or until their successors have been duly elected and qualified or until their earlier death, resignation or removal, are provided below. The age of each director as of April 20, 2017 is set forth below. The nominees have agreed to serve as directors if elected, and we have no reason to believe that the nominees will be unable to serve if elected.

Name	Age	Positions and Offices Held with Company	Director Since
Shelby W. Bonnie	52	Director; Chairman of the Board of Directors	2011
Sanford R. Robertson	85	Director	2011

The following is additional information about the nominees as of the date of this proxy statement, including their business experience, director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the nominating and corporate governance committee and our board of directors to determine that each of the nominees should serve as one of our directors.

Shelby W. Bonnie, age 52, has been a director of our company since January 2011, and chairman of the board of directors since March 2017. Mr. Bonnie is the CEO of Pylon AI, an artificial intelligence company, a position he has held since September of 2016. Previously, Mr. Bonnie was a Managing Director of Allen & Company, an investment firm, from September 2012 to September 2016, and the CEO of Whiskey Media LLC, an online media company, from June 2007 until February 2012. Mr. Bonnie was a co-founder of CNET Networks, Inc. and was at CNET Networks, Inc. as both an executive and member of the board of directors from 1993 to 2006, including as Chief Executive Officer from March 2000 until October 2006. Prior to joining CNET Networks, Inc., Mr. Bonnie held positions at Tiger Management Corporation, a New York-based investment management firm, Lynx Capital, a private equity fund, and Morgan Stanley & Co. Inc. Mr. Bonnie served as a member of the board of directors of Warner Music Group Corp., a global record company, from November 2005 until July 2011. Mr. Bonnie received a B.S. from the University of Virginia and an M.B.A. from Harvard Business School. Our board of directors determined that Mr. Bonnie should serve as a director based on his extensive experience in the technology industry, as well as his skills relating to financial statement and accounting matters.

Sanford R. Robertson, age 85, has been a director of our company since May 2011. Mr. Robertson has been a partner of Francisco Partners, a technology buyout fund, since 1999. Prior to founding Francisco Partners,

Mr. Robertson was the founder and chairman of Robertson, Stephens & Co., a technology investment bank formed in 1978 and sold to BankBoston in 1998. Since the sale, Mr. Robertson has been a technology investor and advisor to several technology companies. Mr. Robertson was also the founder of Robertson, Colman, Siebel & Weisel, later renamed Montgomery Securities, another technology investment bank. Mr. Robertson also serves on the boards of directors of Pain Therapeutics, Inc. and Salesforce.com, Inc. He served on the board of directors of Dolby Laboratories, Inc. from 2003 to 2015. Mr. Robertson received a B.B.A. and an M.B.A. from the University of Michigan. Our board of directors determined that Mr. Robertson should serve as a director based on his extensive experience in investment banking, private equity and capital markets transactions in the technology industry, as well as his service on the boards of other publicly held companies.

Required Vote and Recommendation of the Board for Proposal 1

The affirmative vote of a majority of the votes cast at the Annual Meeting is required for the election of each of our Class III directors. You may vote “FOR” or “AGAINST” or “ABSTAIN” your vote on the nominees for election as director. A nominee will be elected to the board if the number of shares voted “FOR” such nominee’s election exceeds 50% of the number of votes cast with respect to that director’s election. Votes cast shall include votes “AGAINST” a nominee’s election and shall exclude abstentions with respect to that nominee’s election. Shares represented by signed proxy cards will be voted on Proposal 1 “FOR” the election of Messrs. Bonnie and Robertson to the board of directors at the Annual Meeting, unless otherwise marked on the card. A broker non-vote or a properly executed proxy marked “ABSTAIN” with respect to the election of the Class III directors will not be voted with respect to the directors, although it will be counted for purposes of determining whether there is a quorum. Your proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
SHELBY W. BONNIE AND SANFORD R. ROBERTSON

Continuing Directors Not Standing for Election

Certain information about those directors whose terms do not expire at the Annual Meeting is furnished below, including their business experience, director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the nominating and corporate governance committee and our board of directors to determine that each director should serve as one of our directors. The age of each director as of April 20, 2017 is set forth below.

Name	Age	Positions and Offices Held with Company	Director Since
Andrew D. Africk(1)	50	Director	2016
Frank E. Dangeard	59	Director	2014
Steven L. Fingerhood	59	Director	2012
Gilbert S. Palter(1)	51	Director	2016
Mallun Yen(2)	46	Director; Executive Vice President	2017
Magdalena Yesil(3)	58	Director	2017
______________

(1)
On May 25, 2016, we entered into an agreement (the “Mangrove Agreement”) with Mangrove Partners, a Cayman Islands exempted company, and the Mangrove Partners Master Fund Ltd., a Cayman Islands exempted company (collectively, the “Mangrove Group”). Pursuant to the Mangrove Agreement, the Board of Directors (a) appointed Gilbert S. Palter to the Board as a Class I Director to serve until the 2018 annual meeting of stockholders and as a member of the compensation committee and (b) subsequently appointed Andrew D. Africk to the Board of Directors as a Class I Director to serve until the 2018 annual meeting of stockholders. In addition, pursuant to the Mangrove Agreement, the Board also agreed, among other things, not to form new committees or subcommittees of the Board to which significant decision-making authority of the Board is delegated that do not have at least one director who is appointed to the Board pursuant to the Mangrove Agreement. For additional information regarding the Mangrove Agreement and the appointments of Mr. Palter and Mr. Africk, respectively, please see our Current Report on Form 8-K filed with the SEC on May 26, 2016 and July 14, 2016, respectively.

(2)	On April 7, 2017, the Board of Directors appointed Mallun Yen to the Board as a Class I Director to serve until the 2018 annual meeting of stockholders.

(3)
On March 15, 2017, the Board of Directors appointed Magdalena Yesil to the Board as a Class II Director to serve until the 2019 annual meeting of stockholders and as a member of the nominating and corporate governance committee.

Class I Directors (Terms Expire in 2018)

Andrew D. Africk, age 50, has been a director of the Company since July 2016. Mr. Africk has over 20 years of corporate management and director experience. Mr. Africk founded Searay Capital LLC, a private investment company, in 2013. He previously spent 21 years at Apollo Global Management LLC, an alternative asset management firm, including as a senior partner responsible for Apollo’s investments in technology and communications such as Apollo’s purchases of Intelsat Ltd. (a global provider of commercial satellite services) and Hughes Communications, Inc. (a leading provider of satellite technology). Mr. Africk is currently a director of ADT Inc. and SunCoke Energy, Inc., and was previously a director of Hughes Telematics, Allique Biomed, and STR Holdings. Mr. Africk has a Juris Doctor degree, magna cum laude, from the University of Pennsylvania Law School, and holds an MBA from the Wharton School of Business at the University of Pennsylvania. In addition, Mr. Africk holds a B.A. in Economics, summa cum laude, from the University of California at Los Angeles. Our board of directors determined that Mr. Africk should serve as a director based on his extensive financial and operations experience, as well as his public and private company board service.

Frank E. Dangeard, age 59, has been a director of the Company since April 2014. He has been the Managing Partner of Harcourt, an advisory and investment firm, since March 2008. Mr. Dangeard was Chairman and Chief Executive Officer of Thomson, a provider of digital video technologies, solutions and services, from September 2004 to February 2008. From September 2002 to September 2004, he was Deputy CEO of France Telecom, a global telecommunications operator. From 1997 to 2002, Mr. Dangeard was Deputy CEO of Thomson Multimedia and Thomson S.A. and was appointed Deputy Chairman of Thomson Multimedia in 1999. Prior to joining Thomson Multimedia and Thomson S.A., Mr. Dangeard was Managing Director of SG Warburg from 1988 to 1997. Mr. Dangeard is currently a director of Royal Bank of Scotland and Symantec Corporation and was previously a director of Telenor Group. Mr. Dangeard also serves on the advisory board and as a non-voting director for a number of other public companies, including ATARI, Inc. He graduated from the École des Hautes Études Commerciales, the Paris Institut d’Études Politiques and holds an L.L.M from Harvard Law School. Our board of directors determined that Mr. Dangeard should serve as a director based on his extensive experience as a senior executive and investor in the technology industry as well as his skills relating to financial statements and accounting matters.

Gilbert S. Palter, age 51, has been a director of the Company since May 2016. Mr. Palter co-founded EdgeStone Capital Partners in 1999, and as Chief Investment Officer & Managing Partner helped EdgeStone grow to be one of Canada’s leading independent private capital managers, with in excess of $2 billion of capital commitments for its private equity, mezzanine debt, and venture capital funds. Prior to joining EdgeStone, Mr. Palter was the Founder, Chief Executive Officer, and Managing Director of Eladdan Capital Partners from January 1997, a Toronto-based private equity investment fund investing in and adding value to established, high quality, mid-market Canadian and American companies. He also founded Eladdan Enterprises in 1995, a boutique investment bank specializing in providing buy-side mergers and acquisitions advice. Mr. Palter previously worked at Morgan Stanley, Smith Barney, McKinsey & Company, and Clairvest Group Inc., a TSX-listed merchant bank. Mr. Palter holds a B.S. degree from the University of Toronto, and he graduated with an MBA from Harvard Business School as a Baker Scholar and winner of the John L. Loeb Fellowship in Finance. Mr. Palter presently serves as Director at Atlantic Power Corporation, as well as Director and Chairman on numerous private company boards. Our board of directors determined that Mr. Palter should serve as a director based on his extensive financial and operations experience, as well as his public and private company board service.

Mallun Yen, age 46, has been a director of the Company since April 2017 and has served as our Executive Vice President since November 2010. Prior to joining RPX, Ms. Yen spent eight years from 2002 to 2010 at Cisco

Systems, Inc., where as Vice President of Worldwide Intellectual Property and Deputy General Counsel, she built and led the teams responsible for protection of the intellectual property embedded in Cisco's technology, products, and innovation globally. She is also a board member of KQED, Northern California's public media organization, and a board member, co-founder, and chief executive officer of ChIPs, a nonprofit dedicated to accelerating innovation in technology, law, and policy by increasing diversity of thought, participation, and engagement. Ms. Yen received her B.S. from California Polytechnic State University, San Luis Obispo and her J.D. from UC Berkeley School of Law, Boalt Hall. Our board of directors determined that Ms. Yen should serve as a director based on her position as an officer of our company, her history as an integral part of the company since the early days of the company, and her experience in the fields of intellectual property and law.

Class II Directors (Terms Expire in 2019)

Steven L. Fingerhood, age 59, has been a director of our company since April 2012. Mr. Fingerhood is the managing partner of Technology Opportunity Partners, L.P., a private investment partnership, a position he has held since 2003. Previously, Mr. Fingerhood was the founder of Zero Gravity Technologies Corporation, a developer of document security solutions, and served as its chairman and Chief Executive Officer until its sale to InterTrust Technologies Corporation in 2001. Prior to that, Mr. Fingerhood founded and was Chief Executive Officer of Direct Language Communications, Inc., a provider of localization services to the technology industry. Mr. Fingerhood also served as the lead independent director of the board of directors of Harris Interactive Inc. until its acquisition by Nielsen Holdings N.V. in February 2014. Mr. Fingerhood received a J.D. from Harvard Law School and an A.B. from Harvard University. Our board of directors determined that Mr. Fingerhood should serve as a director because of his extensive experience as an entrepreneur, investor and senior executive in the technology and business services industries, as well as his skills relating to financial statement and accounting matters.

Magdalena Yesil, age 58, has been a director of our company since March 2017. Ms. Yesil is the first investor in and founding board member of Salesforce.com, Inc. and served on that company’s board for more than six years. She spent eight years as a general partner at the venture capital firm US Venture Partners, making 16 investments in a variety of technology start-ups, from 1998 to 2006. Prior to her investing career, Ms. Yesil was an entrepreneur and multiple time founder with UUnet, CyberCash, and MarketPay, and was chosen Entrepreneur of the Year by Red Herring. Most recently, she co-founded Broadway Angels, an angel network based in San Francisco. Ms. Yesil received a B.S. in industrial engineering and management science and an M.S. in electrical engineering from Stanford University. Our board of directors determined that Ms. Yesil should serve as a director based on her extensive experience as an entrepreneur, investor and senior executive in the technology industry, as well as her public and private company board experience.

CORPORATE GOVERNANCE

Independent Directors

We believe our corporate governance initiatives comply with the rules and regulations of the SEC and with the rules of The Nasdaq Stock Market, or Nasdaq. Our board of directors evaluates our corporate governance principles and policies on an ongoing basis.

Each of our directors, other than Ms. Yen, qualifies as an independent director in accordance with the published listing requirements of Nasdaq. The Nasdaq independence definition includes a series of objective tests, such as that the director is not also one of our employees and has not engaged in certain types of business dealings with the Company. In addition, as further required by the Nasdaq rules, our board of directors has made a subjective determination as to each independent director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our board of directors reviewed and discussed information provided by the directors and by RPX with regard to each director’s business and personal activities as they may relate to us and our management.

Board Committees

We have established an audit committee, a compensation committee and a nominating and corporate governance committee. We believe that the composition of these committees meets the criteria for independence under, and the functioning of these committees complies with the applicable requirements of, the Sarbanes-Oxley Act of 2002 and current SEC and Nasdaq rules and regulations. We intend to comply with future requirements as they become applicable to us.

Each committee of our board of directors has a written charter approved by our board of directors. Copies of each charter are available on the investor relations section of our website located at http://ir.rpxcorp.com. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

Each committee has the composition and responsibilities described below.

The following table provides membership and meeting information for each of the committees of the board of directors during 2016:

Committee	Members	Number of Meetings in 2016
Audit Committee	Shelby W. Bonnie Frank E. Dangeard Steven L. Fingerhood(1)	10
Compensation Committee	Shelby W. Bonnie(1) Gilbert S. Palter(2) Sanford R. Robertson Thomas O. Ryder	5
Nominating and Corporate Governance Committee	Frank E. Dangeard Steven L. Fingerhood Thomas O. Ryder(1)	1
___________________

(1)	Chairman of the committee.

(2)	Mr. Palter was appointed as a member of the Compensation Committee on May 25, 2016.

The primary responsibilities of each committee are described below.

Audit Committee

Messrs. Bonnie, Dangeard and Fingerhood serve on the audit committee, and Mr. Fingerhood serves as its chairman. Our board of directors annually reviews the Nasdaq listing standards definition of independence for audit committee members and has determined that Messrs. Bonnie, Dangeard and Fingerhood are independent (as independence is currently defined in applicable Nasdaq listing standards for audit committees and Rule 10A-3 promulgated under the Exchange Act).

Our board of directors has determined that Mr. Bonnie is an audit committee financial expert, as defined by the rules promulgated by the SEC. The designation of Mr. Bonnie as an audit committee financial expert does not impose on him any duties, obligations or liability that are greater than those that are generally imposed on him as a member of our audit committee and our board of directors, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of our audit committee or board of directors.

The audit committee assists our board of directors in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions by approving the services performed by our independent registered public accounting firm and reviewing their reports regarding our accounting practices and systems of internal accounting controls. The audit committee also oversees the audit efforts of our independent registered public accounting firm and takes actions as it deems necessary to satisfy itself that such firm is independent of management. The audit committee is also responsible for monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters.

Both our independent registered public accounting firm and internal financial personnel regularly meet with, and have unrestricted access to, the audit committee.

Compensation Committee

At the beginning of 2016, Messrs. Bonnie, Robertson and Ryder served on the compensation committee, and Mr. Bonnie served as its chairman. Effective May 25, 2016, Mr. Palter was appointed to the compensation committee. Following the Annual Meeting, Mr. Ryder will no longer serve on the compensation committee. Our board of directors has determined that Messrs. Bonnie, Palter, Robertson and Ryder satisfy the independence requirements of the applicable Nasdaq listing standards and SEC rules and regulations for directors. Each of the members of the compensation committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended.

The compensation committee assists our board of directors in meeting its responsibilities with regard to oversight and determination of executive compensation and assesses whether our compensation structure establishes appropriate incentives for officers and employees. The compensation committee reviews and makes recommendations to our board of directors with respect to our major compensation plans, policies and programs. In addition, the compensation committee reviews and approves the compensation for our executive officers, establishes and modifies the terms and conditions of employment of our executive officers and administers our equity incentive plans.

Nominating and Corporate Governance Committee

At the beginning of 2016, Messrs. Fingerhood and Ryder served on the nominating and corporate governance committee, and Mr. Ryder served as its chairman. Effective May 12, 2016, Mr. Dangeard was appointed to the nominating and corporate governance committee. Effective March 15, 2017, Ms. Yesil was appointed to the nominating and corporate governance committee. Following the Annual Meeting, Mr. Ryder will no longer serve on the nominating and corporate governance committee. Our board of directors has determined that Ms. Yesil and Messrs. Dangeard, Fingerhood and Ryder satisfy the independence requirements of the applicable Nasdaq listing standards and SEC rules and regulations for directors.

The nominating and corporate governance committee is responsible for making recommendations to our board of directors regarding candidates for directorships and the size and composition of our board of directors. In addition, the nominating and corporate governance committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations to our board of directors concerning corporate governance matters.

The nominating and corporate governance committee is also responsible for reviewing with our board of directors from time to time the appropriate skills and guidelines required of directors in the context of the current make-up of the board. These guidelines and skills of the board, as a whole, may include (i) various and relevant career experience, (ii) relevant skills, such as an understanding of the Company’s business, (iii) financial expertise, (iv) diversity and (v) local and community ties. The minimum qualifications and skills that each director should possess include (i) the highest professional and personal ethics and values, (ii) broad experience at the policy-making level in business, government, education, technology or public interest, (iii) a commitment to enhancing stockholder value and (iv) sufficient time to carry out his or her duties and to provide insight and practical wisdom based on experience. The nominating and corporate governance committee evaluates the foregoing factors, among others, and does not assign any particular weighting or priority to any of these factors.
The nominating and corporate governance committee also considers director candidates recommended by our stockholders. To recommend a candidate for election to our board of directors, a stockholder must notify the nominating and corporate governance committee by writing to: RPX Corporation, One Market Plaza, Steuart Tower, Suite 800, San Francisco, CA 94105, Attention: Secretary of the Company.  Such stockholder’s notice shall set forth the following information:

•
To the extent reasonably available, information relating to such director candidate that would be required to be disclosed in a proxy statement pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, in which such individual is a nominee for election to our board of directors;

•	The director candidate’s written consent to (A) if selected, be named in the Company’s proxy statement and proxy and (B) if elected, to serve on our board of directors; and

•	Any other information that such stockholder believes is relevant in considering the director candidate.

The nominating and corporate governance committee considers bona fide candidates from all relevant sources, including current board members, professional search firms, stockholders and other persons. The committee evaluates director candidates in light of the board membership criteria described above, based on all relevant information and materials available to the committee. This includes information and materials provided by stockholders recommending director candidates, professional search firms and other parties.

Compensation Committee Interlocks and Insider Participation

In 2016, Messrs. Bonnie, Palter, Robertson and Ryder served as members of the compensation committee. None of the members of our compensation committee is or has in the past served as an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Board Meetings and Attendance

Our board of directors held fifteen meetings in 2016. Each incumbent member of the board attended 75% or more of the aggregate of (i) the total number of board meetings held during the period of such member’s service and (ii) the total number of meetings of committees on which such member served, during the period of such member’s service, with the exception of Mr. Africk, who was appointed to the board in July of 2016 and attended 71% of the total number of board meetings held during the period of his service.

Director Attendance at Annual Meetings of Stockholders

Directors are encouraged, but not required, to attend our annual stockholder meetings. One member of our board of directors attended our 2016 annual meeting of stockholders.

Board Leadership

Our corporate governance guidelines provide that our board of directors is free to determine our board leadership any way that seems best for RPX at a given point in time. During 2016, Mr. Amster, our former chief executive officer, was a member of the board of directors, we did not have a chairman, and our chief executive officer chaired all board meetings. Additionally during 2016, Mr. Bonnie served as the lead independent director, acting as liaison between the independent directors and management, approving board meeting schedules and overseeing the information distributed in advance of board meetings. Mr. Bonnie was available to our in-house and outside corporate counsel to discuss and, as necessary, respond to stockholder communications to our board of directors, and called meetings of the independent directors.

In connection with the appointment of Martin E. Roberts as chief executive officer effective March 15, 2017, Mr. Bonnie was appointed as chairman of the board of directors. Under the current structure, our chief executive officer is able to focus his efforts on running our day-to-day business, while the chairman of the board leads the board in its fundamental role of providing independent advice to, and oversight of, management. The board of directors believes that having an independent director serve as chairman is the appropriate leadership structure for RPX at this time and demonstrates our commitment to good corporate governance.

Risk Oversight

Our board of directors oversees the Company’s enterprise risk management activities, including reviewing policies and procedures to assess and manage exposure to enterprise risk. In performing this function, our board of directors consults with the Company’s management and our independent registered public accounting firm, as well as others. Each of our board committees also oversees the management of our company’s risk that falls within the committee’s areas of responsibility. Specifically, financial risks are overseen by the audit committee; risks relating to compensation plans and arrangements are overseen by the compensation committee; risks associated with director independence and potential conflicts of interest are overseen by the nominating and corporate governance committee. Additional review or reporting on enterprise risks is conducted as needed or as requested by the full board of directors or the appropriate committee.

Code of Business Conduct

Our board of directors has adopted a code of business conduct that applies to each of our directors, officers and employees. The code addresses various topics, including:

•	compliance with applicable laws, rules and regulations;

•	conflicts of interest;

•	public disclosure of information;

•	insider trading;

•	corporate opportunities;

•	competition and fair dealing;

•	gifts;

•	discrimination, harassment and retaliation;

•	health and safety;

•	confidentiality;

•	protection and proper use of company assets;

•	payments to government personnel; and

•	reporting illegal and unethical behavior.

The code of business conduct is available on the investor relations section of our website at http://ir.rpxcorp.com. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.
Any waiver of the code of business conduct for an executive officer or director may be granted only by our board of directors or a committee thereof and must be timely disclosed as required by applicable law. We have also implemented whistleblower procedures that establish formal protocols for receiving and handling complaints from employees. Any concerns regarding accounting or auditing matters reported under these procedures will be communicated promptly to the audit committee.

Communications to the Board of Directors

Stockholders interested in communicating with the independent directors regarding their concerns or issues may address correspondence to a particular director, to the lead independent director or to the independent directors generally, in care of RPX Corporation, One Market Plaza, Suite 800, San Francisco, California 94105, Attention: Secretary of the Company. The Secretary of the Company has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any inappropriate communications. If deemed an appropriate communication, the Secretary of the Company will forward it, depending on the subject matter, to the lead independent director, chairman of a committee of the board of directors, the full board of directors or a particular director, as appropriate.

Director Compensation

Pursuant to our compensation program for non-employee directors, we do not compensate our non-employee directors for their service in cash, instead providing compensation in the form of initial and annual equity awards as described below. These equity awards currently consist of restricted stock units, with each unit representing the right to receive one share of our common stock. We also reimburse our non-employee directors for their reasonable out-of-pocket expenses incurred in attending board and committee meetings.
Each new non-employee director is granted an initial restricted stock unit with a target value of $175,000 upon such director’s election to our board of directors, which vests in equal annual installments over 3 years of service. In addition, non-employee directors who continue to serve on our board of directors receive annual restricted stock unit awards in connection with each annual meeting of stockholders, with a target value based on board and committee service as set forth in the table below. Each annual restricted stock unit award will vest in full on the earlier of the one-year anniversary of the date of grant or on the date of the following year’s annual meeting of stockholders, provided the director remains in continuous service through the applicable vesting date. The annual restricted stock unit award to a non-employee director who joined the board within 12 months prior to an annual meeting will be pro-rated, with the target value determined based on the number of whole months of board service provided during the prior 12-month period.

Board service	$150,000
plus (as applicable):
Audit Committee chair	$22,500
Other Audit Committee members	$10,000
Compensation Committee chair	$12,500
Other Compensation Committee members	$6,000
Nominating & Corporate Governance chair	$9,000
Other Nominating & Corporate Governance members	$5,000
Lead Independent Director	$20,000

Both the initial and annual restricted stock unit awards are granted under our 2011 Equity Incentive Plan and are subject to full vesting acceleration in the event we undergo a change in control while the director is serving on our board of directors.
As an employee, Mr. Amster did not receive any additional compensation for his service on the board of directors. Notwithstanding her status as an employee, the Board determined that Ms. Yen will participate in the compensation program for non-employee directors. Accordingly, she will receive compensation for her board service in accordance with the program described above as though she were a non-employee director.

2016 Director Compensation Table

The following table sets forth all of the compensation awarded to, earned by, or paid to each person who served as a director during 2016, other than a director who is also a named executive officer.

Name	Fees earned or paid in cash ($)	Stock Awards (1)(2)($)	Total ($)
Andrew D. Africk	—	165,618	165,618
Geoffrey T. Barker(3)	26,136	—	26,136
Shelby W. Bonnie	—	173,122	173,122
Frank E. Dangeard	—	143,897	143,897
Steven L. Fingerhood	—	159,633	159,633
Gilbert S. Palter	—	183,414	183,414
Sanford R. Robertson	—	140,293	140,293
Thomas O. Ryder(4)	—	148,390	148,390
___________________

(1)
The amounts in this column represent the aggregate grant date fair value of restricted stock unit awards granted to the director in the applicable fiscal year computed in accordance with FASB ASC Topic 718. See Note 13 of the notes to our consolidated financial statements for the fiscal year ended December 31, 2016 in our annual report on Form 10-K for fiscal year 2016 filed on February 28, 2017, for a discussion of the assumptions made by our company in determining the grant date fair value of its equity awards.

(2)
Pursuant to our compensation program for our non-employee directors, in connection with our 2016 annual meeting of stockholders, each director received an award of restricted stock units in the following amounts: Mr. Bonnie (18,109), Mr. Dangeard (15,052), Mr. Fingerhood (16,698), Mr. Palter (1,769), Mr. Robertson (14,675) and Mr. Ryder (15,522). Pursuant to our compensation program for non-employee directors, Messrs. Africk and Palter each received an initial award of 16,463 restricted stock units. Each restricted stock unit represents a contingent right to receive one share of our common stock. As of December 31, 2016, the above listed directors held outstanding restricted stock units in the following amounts: Mr. Barker (0), Mr. Africk (16,463), Mr. Bonnie (18,109), Mr. Dangeard (18,641), Mr. Fingerhood (16,698), Mr. Palter (18,232), Mr. Robertson (14,675) and Mr. Ryder (15,522). As of December 31, 2016, the above-listed directors also held outstanding options to purchase the following number of shares of our common stock: Mr. Barker (0), Mr. Africk (0), Mr. Bonnie (67,500), Mr. Dangeard (0), Mr. Fingerhood (60,625), Mr. Palter (0), Mr. Robertson (67,500) and Mr. Ryder (7,500).

(3)
Reflects amounts earned as salary as our employee. As an employee, Mr. Barker did not receive any additional compensation for his service on the board of directors. Mr. Barker resigned from our board of directors effective July 8, 2016.

(4)	Mr. Ryder has notified the board of directors that he will resign from the board of directors effective June 13, 2017.

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee has selected PricewaterhouseCoopers LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending December 31, 2017, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited our financial statements since the year ended December 31, 2008, which was the year of our incorporation. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or laws require stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, the audit committee is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain PricewaterhouseCoopers LLP. Even if the selection is ratified, the audit committee of our board of directors in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.
You may vote “FOR” or “AGAINST” the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm, or you may abstain from voting on this matter. In order for Proposal 2 to pass, a majority of the votes cast affirmatively or negatively on Proposal 2 at the Annual Meeting must vote “FOR” the proposal. Abstentions and broker non-votes will be counted towards a quorum. Abstentions and broker non-votes will not be counted “FOR” or “AGAINST” the proposal and will have no effect on the proposal. Because the ratification of the selection of the independent registered public accounting firm is a matter on which a broker, trustee or nominee is generally empowered to vote, no broker non-votes are expected to exist in connection with this matter.

Independent Registered Public Accounting Firm’s Fees

The following table represents aggregate fees billed to the Company for the years ended December 31, 2016, and December 31, 2015, by PricewaterhouseCoopers LLP.

	Year Ended December 31,
	2016	2015
Audit fees(1)	$2,017,898	$1,887,451
Tax fees(2)	197,817	136,185
All other fees(3)	1,800	1,800
Total fees	$2,217,515	$2,025,436
___________________

(1)
The fees billed or incurred by PricewaterhouseCoopers LLP for professional services rendered in connection with the annual audit of our consolidated financial statements and internal controls for the years ended December 31, 2016 and 2015 include the review of quarterly financial statements included in our quarterly reports on Form 10-Q, the review and consent issued for our registration statement on Form S-8, and the annual audit of the financial statements of Inventus Solutions, Inc. for the year ended December 31, 2015. These fees also include statutory and other audit work performed with respect to certain of our subsidiaries as well as fees for accounting consultations. Fees rendered in connection with the audits for the year ended December 31, 2015 shown above include $0.3 million which were not included in the filing of our 2016 Proxy Statement in May 2016.

(2)	Tax fees consist of fees billed for tax compliance, consultation and planning services.

(3)	For the year ended December 31, 2016 and 2015, other fees consisted of on-line subscription fees and other miscellaneous services. No other consulting services were provided.

All fees described above were pre-approved by the audit committee in accordance with the requirements of Regulation S-X under the Exchange Act.

Pre-Approval Policies and Procedures

The audit committee’s policy is to pre-approve all audit and permissible non-audit services rendered by PricewaterhouseCoopers LLP, our independent registered public accounting firm. The audit committee can pre-approve specified services in defined categories of audit services, audit-related services and tax services up to specified amounts, as part of the audit committee’s approval of the scope of the engagement of PricewaterhouseCoopers LLP or on an individual case-by-case basis before PricewaterhouseCoopers LLP is engaged to provide a service. The audit committee has determined that the rendering of tax-related services by PricewaterhouseCoopers LLP is compatible with maintaining the principal accountant’s independence for audit purposes. PricewaterhouseCoopers LLP has not been engaged to perform any non-audit services other than tax-related services.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.

REPORT OF THE AUDIT COMMITTEE

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference into such filing.

The audit committee operates pursuant to a charter that is reviewed annually by the audit committee. Additionally, a brief description of the primary responsibilities of the audit committee is included in this proxy statement under the heading “Corporate Governance - Board Committees - Audit Committee.” Under the audit committee charter, our management is responsible for the preparation, presentation and integrity of our financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.

In the performance of its oversight function, the audit committee reviewed and discussed the audited financial statements of the Company with management and with the independent registered public accounting firm. The audit committee also discussed with the independent registered public accounting firm the matters required to be discussed by standards adopted by the Public Company Accounting Oversight Board (“PCAOB”), including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant adjustments, and the clarity of the disclosures in the financial statements. In addition, the audit committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and discussed with the independent registered public accounting firm their independence.

Based upon the review and discussions described in the preceding paragraph, our audit committee recommended to the board of directors that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC.

Submitted by the Audit Committee of the Company’s Board of Directors:

Shelby W. Bonnie
Frank E. Dangeard
Steven L. Fingerhood

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information concerning beneficial ownership of our common stock as of April 20, 2017, by:

•	each stockholder, or group of affiliated stockholders, known to us to beneficially own more than 5% of our outstanding common stock;

•	each of our named executive officers;

•	each of our current directors; and

•	all of our current executive officers and directors as a group.

The table below is based upon information supplied by directors, executive officers and principal stockholders and Schedule 13Gs or Schedule 13Ds filed with the SEC through April 20, 2017.

The percentage ownership is based upon 48,679,361 shares of common stock outstanding as of April 20, 2017.

For purposes of the table below, we deem shares of common stock subject to options that are currently exercisable or exercisable within 60 days of April 20, 2017 and restricted stock units that vest within 60 days of April 20, 2017 to be outstanding and to be beneficially owned by the person holding the options or restricted stock units for the purpose of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person. Each restricted stock unit represents a contingent right to receive one share of our common stock. Except as otherwise noted, the persons or entities in this table have sole voting and investing power with respect to all of the shares of common stock beneficially owned by them, subject to community property laws, where applicable. Unless otherwise indicated, the address for each beneficial owner is c/o RPX Corporation, One Market Plaza, Steuart Tower, Suite 800, San Francisco, California 94105.

Name of beneficial owner	Number of shares beneficially owned	Percentage of shares beneficially owned
5% Stockholders (other than our executive officers and directors)
BlackRock, Inc.(1)	4,193,628	8.61%
Dimensional Fund Advisors LP(2)	3,529,538	7.25%
Entities affiliated with Mangrove Partners(3)	2,977,235	6.12%
Renaissance Technologies LLC(4)	2,577,100	5.29%
The Vanguard Group(5)	3,656,030	7.51%

Directors and Named Executive Officers
John A. Amster(6)	1,561,020	3.17%
Trevor E. Campion(7)	76,702	*
Robert H. Heath(8)	262,311	*
Martin E. Roberts(9)	158,527	*
Steven S. Swank(10)	37,805	*

Andrew D. Africk(11)	55,800	*
Shelby W. Bonnie(12)	193,739	*
Frank E. Dangeard(13)	32,768	*
Steven L. Fingerhood(14)	129,295	*
Gilbert S. Palter(15)	101,769	*
Sanford R. Robertson(16)	293,960	*
Thomas O. Ryder(17)	60,792	*
Mallun Yen(18)	299,626	*
Magdalena Yesil(19)	—	*
All current directors and executive officers as a group (14 persons)(20)	1,719,174	3.52%

*	Represents beneficial ownership of less than one percent of our outstanding common stock
________________

(1)
Based upon a Schedule 13G/A filed with the SEC on January 25, 2017, BlackRock, Inc. is a parent holding company/control person who has sole voting power over 3,961,159 shares and sole dispositive power over 4,193,628 shares. The subsidiaries holding the shares are set forth in the Schedule 13G/A. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(2)
Based upon a Schedule 13G filed with the SEC on February 9, 2017, Dimensional Fund Advisors LP, a Delaware limited partnership (“Dimensional Fund”), is an investment adviser who has sole voting power over 3,371,643 shares and sole dispositive power over 3,529,538 shares. Dimensional Fund furnishes investment advice to four investment companies and serves as investment manager or subadviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund may act as an adviser or sub-adviser to certain Funds. In its role as investment adviser, sub-adviser and/or manager, Dimensional Fund or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the shares that are owned by the Funds, and may be deemed to be the beneficial owner of the shares held by the Funds. However, all securities reported in the Schedule 13G are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. The address of Dimensional Fund is Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(3)
Based upon a Schedule 13D/A filed with the SEC on February 22, 2017, The Mangrove Partners Master Fund, Ltd., a Cayman Islands exempted company (the "Master Fund"), The Mangrove Partners Fund, L.P., a Delaware limited partnership (the "US Feeder"), The Mangrove Partners Fund (Cayman), Ltd., a Cayman Islands exempted company (the "Cayman Feeder"), Mangrove Partners, a Cayman Islands exempted company ("Mangrove Partners"), Mangrove Capital, a Cayman Islands exempted company ("Mangrove Capital"), and Nathaniel August have the shared voting and the shared dispositive powers over 2,977,235 shares. As the two controlling shareholders of the Master Fund, each of the US Feeder and the Cayman Feeder may be deemed to beneficially own the shares owned by the Master Fund. Mangrove Partners is the investment manager of each of the Master Fund, the US Feeder and the Cayman Feeder. Mangrove Capital is the general partner of the US Feeder. Mr. August is the director of each of Mangrove Partners and Mangrove Capital. By virtue of their respective relationships with the Master Fund, each of the US Feeder, the Cayman Feeder, Mangrove Partners, Mangrove Capital and Mr. August may be deemed to beneficially own the shares owned directly by the Master Fund. The principal business address of the US Feeder, Mangrove Partners, Mangrove Capital and Nathaniel August is 645 Madison Avenue, 14th Floor, New York, New York 10022. The principal business address of each of the Master Fund and the Cayman Feeder is c/o Maples Corporate Services, Ltd., PO Box 309, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands KY1-1104.

(4)
Based upon a Schedule 13G filed with the SEC on February 14, 2017, Renaissance Technologies LLC (“RTC”), a Delaware limited liability company, and Renaissance Technologies Holdings Corporation (“RTHC”), a Delaware corporation, have sole voting power over 2,539,347 shares, sole dispositive power over 2,570,875 shares, and shared dispositive power over 6,225 shares. The shares owned by RTC are comprised of the shares beneficially owned by RTHC, because of RTHC’s majority ownership of RTC. The principal business address of RTC and RTHC is 800 Third Avenue, New York, New York 10022.

(5)
Based upon a Schedule 13G/A filed with the SEC on February 10, 2017, The Vanguard Group is an investment adviser who has sole voting power over 60,440 shares, shared voting power over 10,822 shares, sole dispositive power over 3,587,950 shares, and shared dispositive power over 68,080 shares. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(6)
Includes 724,119 shares held by John Amster and Colleen Amster, Trustees of the John and Colleen Amster Living Trust dated March 2, 2000, and 299,209 shares held by JCA, LLC. Voting and investment power over the shares beneficially owned by the John and Colleen Amster Living Trust dated March 2, 2000 is held by Mr. Amster and Colleen Quinn Amster, Mr. Amster’s wife. Voting and investment power over the shares beneficially owned by JCA, LLC is held by Mr. and Ms. Amster. Includes options to purchase 537,692 shares of common stock that may be exercised within 60 days of April 20, 2017 by Mr. Amster. Mr. Amster resigned from the Company effective February 2, 2017.

(7)
Includes 21,875 shares of common stock that may vest within 60 days of April 20, 2017 from restricted stock unit awards granted to Mr. Campion. Excludes 340,625 shares of common stock that will not vest within 60 days of April 20, 2017 from restricted stock unit awards.

(8)
Includes options to purchase 160,000 shares of common stock that may be exercised within 60 days of April 20, 2017 by Mr. Heath, and 12,976 shares of common stock that may vest within 60 days of April 20, 2017 from restricted stock unit awards granted to Mr. Heath. Excludes 119,643 shares of common stock that will not vest within 60 days of April 20, 2017 from restricted stock unit awards.

(9)
Includes options to purchase 25,000 shares of common stock that may be exercised within 60 days of April 20, 2017 by Mr. Roberts, and 5,952 shares of common stock that may vest within 60 days of April 20, 2017 from a restricted stock unit award granted to Mr. Roberts. Excludes 89,286 shares of common stock that will not vest within 60 days of April 20, 2017 from restricted stock unit awards.

(10)
Includes options to purchase 20,000 shares of common stock that may be exercised within 60 days of April 20, 2017 by Mr. Swank, and 9,225 shares of common stock that may vest within 60 days of April 20, 2017 from restricted stock unit awards granted to Mr. Swank. Excludes 92,144 shares of common stock that will not vest within 60 days of April 20, 2017 from restricted stock unit awards.

(11)
Includes 55,800 shares held by ADA Partners, LP. Voting and investment power over the shares beneficially owned by ADA Partners, LP is held by Mr. Africk. Excludes 16,463 shares of common stock that will not vest within 60 days of April 20, 2017 from a restricted stock unit award granted to Mr. Africk.

(12)
Includes 35,236 shares of common stock held by MHV Partners LLC. Voting and investment power over the shares beneficially owned by MHV Partners LLC is held by Mr. Bonnie. Includes 1,700 shares held by Merlin Investments LLC. Mr. Bonnie disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein. Includes 500 shares held by Mason Bonnie Descendants Trust I, 200 shares held by Mason Bonnie Descendants Trust II, 500 shares held by Virginia Ayer Bonnie Descendants Trust I, 200 shares held by Virginia Ayer Bonnie Descendants Trust II, 500 shares held by Henry Bonnie Descendants Trust I, 200 shares held by Henry Bonnie Descendants Trust II, 200 shares held by GST Exempt Descendants Trust II FBO Mason Bonnie, 200 shares held by GST Exempt Descendants Trust II FBO Virginia Bonnie, and 200 shares held by GST Exempt Descendants Trust II FBO Henry Bonnie. Includes 1,700 shares held by Cornelia Bonnie

Revocable Trust, of which Mr. Bonnie is a beneficiary, 1,700 shares held by Edward Bonnie Revocable Trust, of which Mr. Bonnie is a beneficiary, 5,500 shares held by Shelby Bonnie Trust DTD 12/20/1968, of which Mr. Bonnie is a beneficiary, 4,600 shares held by Shelby Bonnie Trust DTD 3/27/1959, of which Mr. Bonnie is a beneficiary, 6,100 shares held by Shelby Bonnie Trust DTD 10/20/1964, of which Mr. Bonnie is a beneficiary, 11,300 shares held by Cornelia Bonnie Trust DTD 11/10/1970, of which Mr. Bonnie is a beneficiary, and 2,400 shares held by Edward Bonnie Trust DTD 8/15/1966, of which Mr. Bonnie is a co-trustee and beneficiary. Includes options to purchase 67,500 shares of common stock that may be exercised within 60 days of April 20, 2017 by Mr. Bonnie, and 18,109 shares of common stock that may vest within 60 days of April 20, 2017 from a restricted stock unit award granted to Mr. Bonnie.

(13)	Includes 18,641 shares of common stock that may vest within 60 days of April 20, 2017 from restricted stock unit awards granted to Mr. Dangeard.

(14)
Includes options to purchase 60,625 shares of common stock that may be exercised within 60 days of April 20, 2017 by Mr. Fingerhood, and 16,698 shares of common stock that may vest within 60 days of April 20, 2017 from a restricted stock unit award granted to Mr. Fingerhood.

(15)
Includes 100,000 shares held by EGADS Investments LP. Voting and investment power over the shares beneficially owned by EGADS Investments LP is held by Mr. Palter. Includes 1,769 shares of common stock that may vest within 60 days of April 20, 2017 from a restricted stock unit award granted to Mr. Palter. Excludes 16,463 shares of common stock that will not vest within 60 days of April 20, 2017 from a restricted stock unit award granted to Mr. Palter.

(16)
Includes options to purchase 67,500 shares of common stock that may be exercised within 60 days of April 20, 2017 by Mr. Robertson, and 14,675 shares of common stock that may vest within 60 days of April 20, 2017 from a restricted stock unit award granted to Mr. Robertson.

(17)
Includes options to purchase 7,500 shares of common stock that may be exercised within 60 days of April 20, 2017 by Mr. Ryder, and 15,522 shares of common stock that may vest within 60 days of April 20, 2017 from a restricted stock unit award granted to Mr. Ryder.  Mr. Ryder has notified the board of directors that he will resign from the board of directors effective June 13, 2017.

(18)
Includes options to purchase 182,830 shares of common stock that may be exercised within 60 days of April 20, 2017 by Ms. Yen, and includes 9,374 shares of common stock that may vest within 60 days of April 20, 2017 from restricted stock unit awards granted to Ms. Yen. Excludes 69,793 shares of common stock from restricted stock unit awards and 50,000 shares of common stock from a performance-based restricted stock unit award that will not vest within 60 days of April 20, 2017.

(19)	Excludes 16,667 shares of common stock that will not vest within 60 days of April 20, 2017 from a restricted stock unit award granted to Ms. Yesil.

(20)
Includes options to purchase 590,955 shares of common stock that may be exercised within 60 days of April 20, 2017, and 144,816 shares of common stock that may vest within 60 days of April 20, 2017 from restricted stock unit awards or performance-based restricted stock unit awards beneficially owned by our directors and named executive officers, excluding Mr. Amster, as reflected in footnotes 7 through 19. Excludes 874,260 shares of common stock that may not vest within 60 days of April 20, 2017 from restricted stock unit awards or performance-based restricted stock unit awards beneficially owned by our directors, named executive officers and our executive officers who are not named executive officers.

Equity Compensation Plan Information

The following table provides certain information regarding our equity compensation plans in effect as of December 31, 2016:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	5,230,611	(1)	$11.63	(2)	3,547,779
Equity compensation plans not approved by security holders	n/a		n/a		n/a
Total	5,230,611	(1)	$11.63	(2)	3,547,779
___________________

(1)	Includes 1,767,880 shares issuable upon exercise of outstanding options and 3,462,731 shares issuable upon vesting of outstanding restricted stock units.

(2)	Does not take into account outstanding restricted stock units as these awards have no exercise price.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and certain holders of more than 10% of our common stock to file reports regarding their ownership and changes in ownership of our securities with the SEC and to furnish us with copies of all Section 16(a) reports that they file.

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us and written representations provided to us by all of our directors and executive officers and certain of our greater than 10% stockholders, we believe that during the year ended December 31, 2016, our directors, executive officers, and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies and Procedures for Related Person Transactions

In approving or disapproving any proposed related person transactions, arrangements or relationships, the audit committee will consider all material information, including the identity of the related person and his/her relationship to our company; designation of the proposed transaction as a single, one-time transaction, a proposed series of transactions or an ongoing business relationship; the proposed aggregate value of such transaction or transactions if known, or a good faith estimate; any alternatives considered, including any evidence supporting the arm’s length valuation of the transaction; and the disclosure implications of the proposed transactions. To identify related-person transactions in advance, we rely on information supplied by our executive officers and directors. We have not entered into any related-person transactions since the beginning of 2016.

EXECUTIVE OFFICERS

Set forth below is the name, age, and position of each of our executive officers as of April 20, 2017 and certain biographical information for each executive officer.

Name	Age	Position
Martin E. Roberts	56	Chief Executive Officer; President
Robert H. Heath	57	Chief Financial Officer; Senior Vice President, Finance; Treasurer
Mallun Yen	46	Executive Vice President
Trevor E. Campion	50	CEO, Inventus
Steven S. Swank	47	Chief Revenue Officer

Martin E. Roberts, age 56, has served as our Chief Executive Officer and President since March 2017. Mr. Roberts was our Interim Chief Executive Officer, General Counsel and Secretary from February 2017 to March 2017. From February 2013 to February 2017, Mr. Roberts was our Senior Vice President, General Counsel and Secretary, and from October 2010 to February 2013, our Vice President, General Counsel and Secretary. From July 2007 until October 2010, Mr. Roberts was the Vice President, General Counsel & Secretary of Linden Research, Inc. From January 2006 to July 2007, Mr. Roberts served as Deputy General Counsel of eBay Inc., and from March 2004 to January 2006, he served as Vice President, General Counsel and Secretary of Shopping.com Ltd. Mr. Roberts holds a B.A. from the University of Virginia and a J.D. from the University of Alabama School of Law.

Robert H. Heath, age 57, has served as our Chief Financial Officer, Senior Vice President, Finance and Treasurer since January 2015, as our Senior Vice President, Corporate Development from February 2013 until February 2015, and as our Vice President, Corporate Development from March 2011 until February 2013. Prior to joining RPX, Mr. Heath served as Head of Strategy and Acquisitions for Technicolor, a leading supplier of technology and services to media companies, and as Chief Operating Officer and Chief Financial Officer at iBahn, an Internet service provider to the hospitality industry. Earlier in his career, Mr. Heath worked as an investment banker, focusing on technology and growth companies at Kidder Peabody, SG Warburg and Robertson Stephens. Mr. Heath received his A.B. from Harvard University and his M.B.A. from the University of Chicago Booth School of Business.

Trevor E. Campion, age 50, has served as the Chief Executive Officer of Inventus since September 2009. Inventus was acquired by RPX on January 22, 2016. Mr. Campion holds a B.A. from Indiana University Bloomington.

Steven S. Swank, age 47, has served as our Chief Revenue Officer since March 2017. Mr. Swank was our Senior Vice President, Head of Client Development and Relations from February 2013 to March 2017, as our Vice President, Head of Client Development and Relations from February 2012 to February 2013, and as our Vice President, Client Relations from July 2010 to February 2012. From May 2006 until June 2010, Mr. Swank served as Vice President of National Account Sales at Comdata Corporation, where he was responsible for maintaining client relationships and developing new business opportunities. Mr. Swank received his B.A. from Bucknell University and his M.B.A. from the University of Chicago Booth School of Business, Singapore.

Mallun Yen’s biographical information may be found in this proxy statement under the heading “Proposal 1: Election of Directors - Continuing Directors Not Standing For Election.”

Election of Officers

Our executive officers are currently elected by our board of directors and serve until their successors are duly elected and qualified, or until their earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This compensation discussion and analysis reviews and discusses our compensation programs and policies for our executive officers who are required to be named in the 2016 Summary Compensation Table under the rules of the SEC. For 2016, these “named executive officers” were John A. Amster, Chief Executive Officer, Robert H. Heath, Chief Financial Officer, Trevor E. Campion, Chief Executive Officer of Inventus, Martin E. Roberts, Senior Vice President, General Counsel & Secretary, and Steven S. Swank, Senior Vice President, Head of Client Development and Relations.1 This compensation discussion and analysis should be read together with the compensation tables and related disclosures set forth below.
_________________
1 Reflects each officer’s position as of December 31, 2016. Effective February 2, 2017, Mr. Amster resigned from his employment with the Company, and Mr. Roberts was subsequently appointed Chief Executive Officer. Mr. Swank was appointed Chief Revenue Officer in March of 2017.

General Overview and Objectives of our Executive Compensation Programs

We help companies reduce patent litigation risk and corporate legal expense through two primary service offerings: our patent risk management services and our discovery services. We recognize that the success of our company depends to a great degree on our ability to attract and retain talented employees who have relevant skills and experience to help us manage and expand our business. As such, the principal objectives of our executive compensation programs are the following:

•	to attract and retain talented and experienced executives whose knowledge, skills and performance ensure our continued success;

•	to provide incentive to our executives to manage our business to meet our short-term and long-term business objectives;

•	to ensure that our total compensation is fair, reasonable and competitive; and

•	to promote teamwork while also recognizing the role each executive officer plays in our success.

Each of the primary elements of our executive compensation program is discussed in more detail below. While we have identified particular compensation objectives that each element of executive compensation serves, our executive compensation programs are designed to be flexible and complementary, and to collectively serve all of the executive compensation objectives described above. Accordingly, whether or not specifically mentioned below, we believe that, as a part of our overall executive compensation policy, each individual element, to a greater or lesser extent, serves each of our objectives.

Role of Our Compensation Committee, Management and Compensation Consultant

Since our initial public offering in 2011, our compensation committee has administered our executive compensation programs and determined the compensation of our executive officers. For more information about our compensation committee, see “Corporate Governance - Board Committees - Compensation Committee.” The compensation committee has primary responsibility for reviewing and approving the compensation that may become payable to our executive officers, and provides strategic direction to management to enable management to implement the compensation committee’s decisions. The compensation committee made all the decisions regarding the 2016 compensation of our named executive officers.

Our chief executive officer, as the manager of our executive team, makes recommendations to the compensation committee about the compensation of each of our executive officers other than him. While our compensation committee considers his recommendations, it need not adopt them and may adjust them as it determines appropriate.

Compensia, Inc. (“Compensia”) serves as our compensation committee’s independent compensation consultant. Compensia provides the compensation committee with advice and resources to help develop and execute our overall compensation strategy. Compensia reports directly to the compensation committee, and the compensation committee has the sole power to terminate or replace Compensia at any time. As part of its engagement, the compensation committee has directed Compensia to work with members of management to obtain information necessary for Compensia to form recommendations and evaluate management’s recommendations. When requested by the committee, Compensia attends meetings of the compensation committee and provides information and responds to questions from committee members. As part of its engagement in 2016, Compensia reviewed compensation levels at the peer group companies described below and assessed compensation for the Company’s chief executive officer. Compensia does not provide any other services to the Company. In April 2016, our compensation committee analyzed whether the work of Compensia as a compensation consultant raised any conflict of interest and determined that the work of Compensia and the individual compensation advisors employed by Compensia as compensation consultants to our compensation committee has not created any conflict of interest. Our compensation committee intends to continue to assess the independence of any of our compensation advisors consistent with applicable Nasdaq listing standards.

Elements of Compensation

The compensation of our named executive officers consists of the following elements, each of which is designed to fulfill one or more of the principles and objectives described above:

•	base salary;

•	performance-based bonuses;

•	equity incentives;

•	change in control benefits;

•	broad-based employee benefits; and

•	perquisites.

In setting compensation levels for individual named executive officers, the members of our compensation committee apply their judgment in determining the amount and mix of compensation elements for each named executive officer and the appropriate level of each element. The appropriate use and weight of each of these components has generally not been dictated by any particular formula. Rather our compensation committee may consider a range of factors, including the executive’s anticipated responsibilities and individual experience, our compensation committee members’ experience and knowledge in compensating similarly situated individuals at other companies, the value of the executive officer’s existing equity awards, a general sense of internal pay equity among our officers, and negotiations with the executive. We view each component of executive compensation as related but distinct, and we also review total compensation of our named executive officers to ensure that our overall compensation objectives are met. The specific mix of components has been within the discretion and business judgment of our compensation committee. These components of our compensation programs together provide compensation packages that our board of directors believes have enabled us to successfully retain and motivate our named executive officers.

Compensation Determination Process

Our compensation committee generally reviews and modifies the compensation of our named executive officers annually at the end of each fiscal year in connection with a review of each officer’s performance. Our compensation committee also acts at other times based on the recommendations of our chief executive officer and as the compensation committee determines appropriate, such as in connection with the acquisition of a new business or a promotion, or as otherwise necessary to retain an officer.

In April 2012 at the request of the compensation committee, Compensia prepared an analysis of the compensation of our chief executive officer relative to the compensation paid by a peer group of companies consisting of financial services, technology and patent licensing companies with revenue less than $350 million at the time of such review. The peer group included the following companies:

Cohen & Steers, Inc.	Epiq Systems, Inc.
Cowen Group, Inc.	RealPage, Inc.
Financial Engines, Inc.	SolarWinds, Inc.
Greenhill & Co., Inc.	Acacia Research Corporation
Hercules Technology Growth Capital Inc.	CEVA, Inc.
HFF, Inc.	DTS, Inc.
MarketAxess Holdings, Inc.	InterDigital, Inc.
Virtus Investment Partners Inc.	Rambus Inc.
Aspen Technology, Inc.	RealD Inc.
Dice Holdings, Inc.	Tessera Technologies, Inc.
Ebix Inc.

In the case of our named executive officers other than our chief executive officer and Mr. Campion (whose compensation was set in connection with the acquisition of Inventus, as discussed more fully below), the compensation committee considered data from the Radford High-Tech Executive Compensation Survey, as the publicly available information for the peer companies does not include sufficient data with respect all of their specific positions.

We believe that this comparative data is valuable in that it provides insight into ranges and components of compensation at similarly-situated companies and helps to confirm both the competitiveness and reasonableness of our compensation decisions. Accordingly, the compensation committee used the peer group and Radford data as one of a number of factors it considered when making 2016 compensation decisions. In general, the compensation committee did not set the compensation of our named executive officers at any particular benchmark, and considerations related to our company and individual named executive officers were prioritized in making compensation decisions. In the case of our chief executive officer’s 2016 cash and equity compensation, however, the compensation committee generally targeted the 60th percentile compared to the peer company CEO data, which reflected the compensation committee’s subjective assessment of what was necessary to retain Mr. Amster.

In November 2016, at the request of the compensation committee, Compensia prepared an analysis of the compensation of our chief executive officer and chief financial officer relative to the compensation paid by a peer group of companies consisting of technology and patent licensing companies with revenue less than $450 million at the time of such review. In response to shareholder feedback and review of the compensation committee, the peer group of companies used by Compensia for the November 2016 analysis represented a significant change from the peer group that was used in prior years, and we anticipate that the new peer group will be used for future years. All financial services firms were removed from the peer group, resulting in a peer group consisting of software companies and IP licensing companies. The new peer group included the following companies:

Acacia Research	Interactive Intelligence Group
Bottomline Technologies	Jive Software
Callidus Software	Progress Software
CEVA	PROS Holdings
DHI Group	QAD
DTS	Rambus
Exponent	Tangoe
Financial Engines	Tessera Technologies
Immersion

Mr. Campion’s compensation was negotiated at the time of his hire and our acquisition of Inventus, of which Mr. Campion was Chief Executive Officer. As a result of this process, Mr. Campion negotiated contractual severance and other benefits that our compensation committee deemed necessary to secure Mr. Campion’s services and continuing leadership of the discovery business following the closing of the acquisition.

Advisory Vote on Executive Compensation

At our 2015 annual meeting of stockholders, 88% of the shares voted were cast in favor of the advisory vote on executive compensation. The compensation committee viewed the results of this vote as broad stockholder support for our executive compensation program and did not implement any changes to our executive compensation program as a result of the vote.

Base Salary

We provide base salary to our named executive officers and other employees to compensate them for services rendered on a day-to-day basis during the fiscal year and to provide sufficient fixed cash compensation to allow the officers to focus on their ongoing responsibilities to our company. In general, base salaries for our named executive officers are initially established through arm’s-length negotiation at the time the executive is hired or promoted, taking into account such executive’s qualifications, experience and prior salary. Adjustments to base salaries are discretionary and are based on such factors as the scope of a named executive officer’s responsibilities, individual contribution, prior experience and sustained performance. Decisions regarding salary increases may also take into account the named executive officer’s current salary, equity ownership and the amounts paid to a named executive officer’s peers inside our company by conducting an internal analysis, which compares the pay of each named executive officer to other members of the management team and the market compensation data. Base salaries are also reviewed and adjusted when necessary to reflect changes in individual roles and responsibilities as well as our compensation committee’s subjective assessment of market conditions.

In connection with his hire and our acquisition of Inventus in January 2016, Mr. Campion’s initial base salary as Chief Executive Officer of Inventus was determined by arm’s-length negotiations and was set at $500,000. Mr. Swank’s base salary was increased to $295,000 to reflect his leadership of client development and client relations for the Company. No changes were made to the salaries of our other named executive officers, as our compensation committee and, in the case of officers other than himself, Mr. Amster concluded that the officers’ existing salaries were adequate.

The actual base salaries paid to all of our named executive officers during fiscal year 2016 are set forth in the “2016 Summary Compensation Table.”

Performance-Based Bonuses

Cash performance bonuses are used to reward our named executive officers for the achievement of individual and company performance goals that we believe will in turn further our long-term business objectives. Cash bonuses are discretionary; however, we accrue a total bonus pool for all participants in our bonus plan for our patent risk management business based on corporate objectives for that business. Our compensation committee determines the actual size of the bonus pool at the end of the year using the pool performance target as a guideline, but not a requirement. The compensation committee also determines individual performance bonuses for our named executive officers based on a subjective review of individual and company performance, and, in the case of officers other than our chief executive officer, based on the recommendations of our chief executive officer. In determining individual bonus amounts, our compensation committee referred to each officer’s target bonus, which is expressed as a percentage of the officer’s base salary. For 2016, our named executive officers’ target bonuses were 100% for Mr. Amster, 65% for Mr. Heath, 100% for Mr. Campion, 55% for Mr. Roberts, and 60% for Mr. Swank.

In February 2016, our compensation committee determined that we should accrue a 2016 bonus pool for our patent risk management business based on the level of our 2016 adjusted non-GAAP operating income from our patent risk management business, with a minimum and maximum amount to be accrued based on the performance of our patent risk management business. For the purpose of calculating the bonus pool, we define adjusted non-GAAP operating income to exclude stock-based compensation. We believe that adjusted non-GAAP operating income target is an appropriate measure of performance of our patent risk management business, as it is a key valuation measure considered by our stockholder and analyst community.

The compensation committee set the patent risk management business’s target adjusted non-GAAP operating income for fiscal year 2016 at $70.1 million and set the following accrual guidelines tied to the Company’s performance:

2016 Adjusted Non-GAAP Operating Income(1)	$59.2 million or less ($10.9 million below target)	$70.1 million (100% of target)	$91.8 million or more ($21.7 million above target)
Accrual(2)	25% of total patent risk management business salaries	34% of total patent risk management business salaries	43% of total patent risk management business salaries
_______________

(1)	In the case of results in between the above guidelines, the full year bonus accrual would be determined by linear interpolation between the relevant specified accrual amounts.

(2)
The guidelines include an additional pool equal to two percent of salary at each level of performance in order to allow the compensation committee additional flexibility to reward outstanding performance, and also include the employer portion of related payroll taxes.

Our patent risk management business’s actual adjusted non-GAAP operating income for fiscal year 2016 was $53.6 million, which was below the target by $16.5 million. After a review of our company’s performance for 2016, our compensation committee set the actual bonus pool at $5.45 million, or 25% of total patent risk management business annual salaries for the year which represents 70% of target and the minimum funding level of our bonus plan.

After determining the size of the bonus pool, our compensation committee approved 2016 bonuses for our named executive officers other than Mr. Campion, as his bonus payments are calculated separately as was negotiated in connection with the acquisition of Inventus, as discussed more fully below. In the case of our named executive officers other than Mr. Amster, the compensation committee also considered the recommendations of Mr. Amster based on his subjective review of each named executive officer’s performance. These reviews and bonus payouts for each named executive officer were based on the following considerations:

•	Mr. Amster’s bonus was $420,000 (70% of his base salary) and reflected his continuing leadership of the Company and the additional responsibility for the discovery business.

•	Mr. Heath’s bonus was $159,250 (46% of base salary) and reflected his leadership of the finance team.

•
Mr. Campion’s bonus was $425,000 (92% of base salary) and reflected his leadership of the discovery business and work to integrate the discovery business with RPX and was the product of arm’s-length negotiations at the time of his hire and our acquisition of Inventus.

•	Mr. Roberts’s bonus was $138,600 (39% of base salary) and reflected his role in corporate governance as well as his leadership of the legal, information technology and human resources teams.

•	Mr. Swank’s bonus was $123,900 (42% of base salary) and reflected the number of new and renewing clients and his continuing leadership of the client development and client relations teams.

The cash bonuses paid to our named executive officers are set forth in the “Bonus” column of the “2016 Summary Compensation Table.”

In connection with his hire and our acquisition of Inventus, Mr. Campion negotiated an additional cash incentive opportunity of up to $1,500,000. This payment will be earned based on combined Inventus revenue for 2016-2017. If 2016-2017 combined Inventus revenue is equal to or greater than 160% of 2015 Inventus revenue (approximately $85.6 million), Mr. Campion will earn $1,000,000. If 2016-2017 combined Inventus revenue is equal to or greater than 2015 Inventus revenue (approximately $107 million), Mr. Campion will earn $1,500,000. Mr. Campion’s cash incentive opportunity is reflected in the “2016 Grants of Plan-Based Awards” table below.

Long-Term Equity Incentives

We believe that strong long-term corporate performance may be achieved by using equity-based awards to encourage long-term performance by our named executive officers. Our compensation committee grants equity awards to our named executive officers and other employees to enable them to participate in the long-term appreciation of our stockholder value. We believe that equity grants align the interests of our named executive officers with our stockholders, provide them with incentives linked to long-term performance, and create an ownership culture. We believe that equity should be designed to serve as an effective recruitment and retention tool while also motivating our executive officers to work toward corporate objectives that provide a meaningful return to our stockholders.

In recent years equity-based awards to our named executive officers have generally been granted in the form of restricted stock units (or “RSUs”). Typically, each named executive officer receives a grant of RSUs upon joining our company. The initial awards of RSUs generally vest over four years, with 25% vesting after one year of service and the remainder vesting in equal quarterly installments over the next three years.

The size and material terms of the equity awards granted to our named executive officers are determined in the subjective discretion of our compensation committee and reflect (among other factors) individual negotiations at the time an officer is hired, the cash compensation of the officer, the officer’s performance and responsibility, internal pay equity, retention concerns, and the comparative market compensation data.

As a part of the annual performance and compensation review process, based on an evaluation of each employee’s performance for the year, the compensation committee considers additional grants to employees after the first year of employment. For 2016, these grants were in the form of RSUs for all employees including our named executive officers and generally vest over four years of service. The compensation committee believes that RSUs align the interests of the named executive officers with the interests of the stockholders because the value of these awards appreciates if the trading price of our common stock appreciates, and these awards also have retention value even during periods in which our trading price does not appreciate, which supports continuity in the management team.

Consistent with this approach, our compensation committee granted the following RSUs to our named executive officers in connection with the annual review of their compensation and performance or, in the case of Mr. Campion, in connection with joining us as the Chief Executive Officer of our discovery business:

•	Mr. Amster - 177,564 RSUs

•	Mr. Heath - 60,000 RSUs

•	Mr. Campion - 450,000 RSUs

•	Mr. Roberts - 60,000 RSUs

•	Mr. Swank - 40,000 RSUs

As described above, the size of Mr. Amster’s award was set at the 60th percentile of the peer company CEO awards. In light of Mr. Amster’s leadership role and to better align his compensation with the interests of our stockholders, the compensation committee conditioned vesting of half of Mr. Amster’s award on achievement of stock price appreciation targets of $11.91 per share, $12.82 per share and $13.74 per share, reflecting approximately 30%, 40% and 50% appreciation above the closing price of our stock on the date of grant.

In addition to the award described above, the compensation committee also established performance goals applicable to the 2016 tranche of a restricted stock unit award granted to Mr. Amster in 2015. The 2015 performance units consisted of four equal tranches of 19,375 units, one for each fiscal year in the performance period (2015-2018). In order for the units associated with each fiscal year to vest, the Company must achieve two out of three performance goals established for the year from among those in the Company’s board-approved operating plan. For 2016, the compensation committee selected the following goals: gross revenues, renewal rate of subscription revenue, and gross written premium for new insurance policies written. The gross revenues and renewal rate goals were achieved, which would have resulted in vesting of the 2016 tranche of the award on February 20, 2017 if Mr. Amster’s employment had continued through such date. Instead these restricted stock units were forfeited when Mr. Amster resigned effective February 2, 2017.

Other than the award to Mr. Amster, the size of the RSU awards were determined in the subjective discretion of our compensation committee and reflect recommendations from Mr. Amster based on his subjective review of each named executive officer’s performance. The equity awards granted to Mr. Campion in connection with joining the company as the Chief Executive Officer of our discovery business were the product of arm’s-length negotiations at the time of his hire and our acquisition of Inventus.

The equity awards granted to our named executive officers in 2016, as well as the 2016 tranche of Mr. Amster’s 2015 performance units, are reflected in the “2016 Grants of Plan-Based Awards” table below.

We do not have, nor do we plan to establish, any program, plan or practice to time stock option grants in coordination with releasing material non-public information, nor do we have any established grant schedule. In addition, to date, we have not adopted stock ownership guidelines for our named executive officers.

Change in Control Benefits and Severance

The equity awards granted to Mr. Amster in 2016 include a “double trigger” acceleration benefit if the officer is terminated without cause or resigns for certain reasons within 12 months after a change in control of our company. In 2016, we extended the same double trigger acceleration benefit to the equity awards held by Messrs. Heath, Roberts and Swank. The terms of these arrangements are described below in “2016 Potential Payments Upon Termination or Change in Control.” Our compensation committee believes that it is necessary to offer senior members of our executive team the level of protection provided under these agreements to ensure that they remain focused on executing our company’s strategic plans, including in the event our company is to be acquired.

Typically we have not offered our named executive officers any contractual severance benefits, and, with the exception of Mr. Campion, none of our named executive officers have any contractual severance benefits as we believe the appropriate level of benefits (if any) is best determined based on the facts at the time of an officer’s termination. In connection with our hire of Mr. Campion and the acquisition of our discovery business, Mr. Campion negotiated contractual severance and acceleration benefits described in “2016 Potential Payments Upon Termination or Change in Control,” which our compensation committee deemed necessary to secure Mr. Campion’s continuing services following the acquisition.

Employee Benefits

We provide the following benefits to our named executive officers, generally on the same basis as provided to all of our employees:

•	health, dental and vision insurance;

•	life insurance and accidental death and dismemberment insurance;

•	a 401(k) plan with an up to $5,000 match of employee contributions;

•	an employee assistance plan;

•	short- and long-term disability insurance;

•	medical and dependent care flexible spending account; and

•	a health savings account.

We believe these benefits are consistent with those of companies with which we compete for employees.

Perquisites

Given our location in downtown San Francisco, we pay the monthly parking fee incurred by certain of our officers and employees, including the $525 monthly fee for Messrs. Amster, Heath and Roberts. We also paid a total of $20,126 for Mr. Campion’s 2016 golf club membership fees, as the club is used for entertainment of clients and prospects and for his personal use. We generally do not provide any additional perquisites to our named executive officers.

Tax Considerations

Generally, Section 162(m) of the Internal Revenue Code disallows a deduction to any publicly held corporation for individual compensation exceeding $1 million in any taxable year payable to its Chief Executive Officer and certain other officers. However, compensation in excess of $1 million may be deducted if, among other things, it qualifies as “performance-based compensation” within the meaning of Section 162(m). While our compensation committee is mindful of the benefits of deducting compensation, in order to maintain flexibility in compensating executive officers in a manner consistent with our philosophy and business goals, it has not adopted a formal policy regarding tax deductibility of compensation paid to our named executive officers and is aware that some of the compensation paid during 2016 is not deductible.

Section 280G of the Internal Revenue Code disallows a tax deduction with respect to excess parachute payments to certain executives and significant stockholders of companies that undergo a change in control. In addition, Section 4999 of the Internal Revenue Code imposes a 20% excise tax on the individual with respect to the excess parachute payment. Section 409A of the Internal Revenue Code also imposes significant additional taxes should an executive officer, director or other service provider receive “deferred compensation” that does not meet the requirements of Section 409A of the Internal Revenue Code. We have not provided any named executive officer with a gross-up or other reimbursement for tax amounts the executive might pay pursuant to Section 280G or Section 409A of the Internal Revenue Code. As a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our named executive officers, so that they are either exempt from, or satisfy the requirements of, Section 409A of the Internal Revenue Code.

Financial Restatement

Our compensation committee has not adopted a policy on whether we will make retroactive adjustments to any cash or equity-based incentive compensation paid to the named executive officers (or others) where the payment was predicated upon the achievement of financial results that were subsequently the subject of a restatement. Our compensation committee believes that this issue is best addressed if and when a need actually arises, when all of the facts regarding the restatement are known. We intend to comply with all applicable laws and regulations requiring any adjustments to or recovery of incentive compensation.

Report of the Compensation Committee

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference into such filing.

We, as members of the compensation committee, have reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on such review and discussion, we have recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC.

Submitted by the Compensation Committee of the Board of Directors

Shelby W. Bonnie
Gilbert S. Palter
Sanford R. Robertson
Thomas O. Ryder

2016 Summary Compensation Table

The following table provides information regarding the compensation of our “principal executive officer,” our “principal financial officer,” and our next three most highly compensated executive officers during the 2016 fiscal year. We refer to these individuals as our “named executive officers.”

Name and Principal Position(1)	Year	Salary ($)	Bonus (2)($)	Stock Awards (3)($)	All Other Compensation (4)($)		Total ($)
John A. Amster Chief Executive Officer (Principal Executive Officer)	2016	600,000	420,000	1,565,411	—		2,585,411
	2015	600,000	525,000	1,484,125	—		2,609,125
	2014	600,000	525,000	1,120,500	—		2,245,500

Robert H. Heath Chief Financial Officer (Principal Financial Officer)	2016	350,000	159,250	699,600	5,000		1,213,850
	2015	350,000	250,000	811,800	5,000		1,416,800

Trevor E. Campion CEO, Inventus	2016	463,141	425,000	5,247,000	20,126	(5)	6,155,267

Martin E. Roberts Senior Vice President, General Counsel & Secretary	2016	360,000	138,600	699,600	5,000		1,203,200
	2015	360,000	220,000	676,500	5,000		1,261,500
	2014	360,000	210,000	771,000	5,000		1,346,000

Steven S. Swank Senior Vice President, Head of Client Development and Relations	2016	295,000	123,900	466,400	5,000		890,300
	2015	285,000	175,000	473,550	5,000		938,550
	2014	285,000	150,000	385,500	5,000		825,500

______________

(1)
Reflects each officer’s position as of December 31, 2016. Mr. Amster resigned from his employment with the Company effective February 2, 2017, and Mr. Roberts was subsequently appointed Chief Executive Officer.

(2)
The 2016 amounts in this column reflect discretionary bonuses approved by the compensation committee of our board of directors and paid in January 2017 based upon both company and individual performance.

(3)
The amounts in this column represent the aggregate grant date fair value of restricted stock unit awards granted to the officer in the applicable fiscal year computed in accordance with FASB ASC Topic 718. In accordance with SEC rules, the grant date fair value of an award that is subject to a performance condition is based on the probable outcome of the performance condition. See Note 13 of the notes to our consolidated financial statements for the fiscal year ended December 31, 2016 in our annual report on Form 10-K for fiscal year 2016 filed on February 28, 2017, for a discussion of the assumptions made in determining the grant date fair value of equity awards.

(4)	Except as indicated below, consists of 401(k) matching contributions provided to all plan participants.

(5)	Represents payment of Mr. Campion’s golf club membership.

2016 Grants of Plan-Based Awards

The following table sets forth certain information regarding each plan-based award granted to our named executive officers during our 2016 fiscal year. All of these awards, except as indicated below, were made pursuant to our 2011 Equity Incentive Plan.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)		Estimated Future Payouts Under Equity Incentive Plan Awards (2)				All Other Stock Awards: Number of Shares of Stock or Units (2)(#)	Grant Date Fair Value of Stock and Option Awards (3)($)
Name	Grant Date	Approval Date	Threshold (#)	Target (#)	Threshold (#)		Target (#)
John A. Amster	5/12/2016	5/12/2016	—	—	29,594	(4)	88,782	(4)	—	557,255
	5/12/2016	5/12/2016	—	—	—		—		88,782	813,243
	7/28/2016	5/5/2015	—	—	—		19,375	(5)	—	194,913

Robert H. Heath	2/4/2016	2/4/2016	—	—	—		—		60,000	699,600

Trevor E. Campion	—	—	$1,000,000	$1,500,000	—		—		—	—
	2/4/2016	2/4/2016	—	—	—		—		100,000	1,166,000
	2/4/2016	2/4/2016	—	—	—		—		350,000	4,081,000

Martin E. Roberts	2/4/2016	2/4/2016	—	—	—		—		60,000	699,600

Steven S. Swank	2/4/2016	2/4/2016	—	—	—		—		40,000	466,400

_____________

(1)
Pursuant to his offer letter, Mr. Campion is eligible to receive a cash incentive payment based on 2016-2017 Inventus revenue, as described in “Compensation Discussion and Analysis - Performance-Based Bonuses.”

(2)	The vesting schedule for each of these restricted stock unit awards is described in the footnotes to the table entitled “Outstanding Equity Awards at 2016 Fiscal Year-End” below.

(3)
The amounts in this column represent the aggregate grant date fair value of restricted stock unit awards granted to the officer in the applicable fiscal year computed in accordance with FASB ASC Topic 718. See Note 13 of the notes to our consolidated financial statements for the fiscal year ended December 31, 2016 in our annual report on Form 10-K for fiscal year 2016 filed on February 28, 2017, for a discussion of the assumptions made in determining the grant date fair value of equity awards. In accordance with SEC rules, the grant date fair value of an award that is subject to a performance condition is based on the probable outcome of the performance condition.

(4)
The number in the “threshold” column reflects the minimum number of restricted stock units that could vest if a single stock price appreciation target is achieved. The number in the “target” column reflects the maximum number of units subject to the award that are eligible to vest if all of the stock price appreciation targets are achieved.

(5)
Reflects the 2016 tranche of a performance-based restricted stock unit award approved in 2015, which is described in “Compensation Discussion & Analysis - Long-Term Equity Incentives.”  For accounting purposes, the grant date of the 2016 tranche was the date the compensation committee established goals for the 2016 performance period.  All of the units were eligible to vest if two out of three goals established for 2016 were achieved.

Outstanding Equity Awards at 2016 Fiscal Year-End

The following table sets forth information regarding each unexercised option and all unvested restricted stock and restricted stock units held by each of our named executive officers as of December 31, 2016. Each restricted stock unit represents a contingent right to receive one share of our common stock.

The vesting schedule applicable to each outstanding award is described in the footnotes to the table below. For information regarding the vesting acceleration provisions applicable to the equity awards held by our named executive officers, see “2016 Potential Payments Upon Termination or Change in Control” below.

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (1)(#)		Market Value of Shares or Units of Stock That Have Not Vested (2)($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (1)(#)		Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (2)($)
John A. Amster	537,692	(3)	—	9.85	1/19/2021	—		—	—		—
	—		—	—	—	7,813	(4)	84,380	—		—
	—		—	—	—	43,594	(5)	470,815	—		—
	—		—	—	—	72,136	(6)	779,069	—		—
	—		—	—	—	19,375	(7)	209,250	—		—
	—		—	—	—	—		—	93,750	(8)	1,012,500
	—		—	—	—	—		—	150,000	(9)	1,620,000
	—		—	—	—	—		—	88,782	(10)	958,846

Robert H. Heath	120,000		—	14.19	4/5/2021	—		—	—		—
	40,000		—	15.98	1/23/2022	—		—	—		—
	—		—	—	—	4,688	(4)	50,630	—		—
	—		—	—	—	4,688	(11)	50,630	—		—
	—		—	—	—	12,500	(12)	135,000	—		—
	—		—	—	—	33,750	(13)	364,500	—		—
	—		—	—	—	48,750	(14)	526,500	—		—

Trevor E. Campion	—		—	—	—	350,000	(15)	3,780,000	—		—
	—		—	—	—	100,000	(16)	1,080,000	—		—

Martin E. Roberts	25,000		—	15.98	1/23/2022	—		—	—		—
	—		—	—	—	4,688	(4)	50,630	—		—
	—		—	—	—	15,000	(17)	162,000	—		—

Steven S. Swank	20,000		—	15.98	1/23/2022	—		—	—		—
	—		—	—	—	4,063	(4)	43,880	—		—
	—		—	—	—	7,813	(12)	84,380	—		—
	—		—	—	—	19,688	(13)	212,630	—		—
	—		—	—	—	32,500	(14)	351,000	—		—

___________________

(1)	Mr. Amster resigned from the Company effective February 2, 2017. All of his unvested restricted stock units were forfeited upon his resignation.

(2)	In accordance with SEC rules, market value is based on $10.80, the closing price of our common stock on the last trading day of the year.

(3)	Mr. Amster resigned from the Company effective February 2, 2017. Mr. Amster will have three months from February 2, 2017 to exercise these options.

(4)
Represents the unvested portion of a restricted stock unit award granted on January 7, 2013 for 125,000 restricted stock units in the case of Mr. Amster, for 75,000 restricted stock units in the case of Mr. Heath, for 75,000 restricted stock units in the case of Mr. Roberts, and 65,000 restricted stock units in the case of Mr. Swank. 6.25% of the shares subject to the award vested on May 20, 2013 and 6.25% of the shares subject to the award vested quarterly thereafter as long as continuous service is provided through each vesting date.

(5)
Represents the unvested portion of a restricted stock unit award granted on May 5, 2015 for 77,500 restricted stock units. 6.25% of the shares subject to the award vested on May 20, 2015 and 6.25% of the shares subject to the award vested quarterly thereafter as long as continuous service is provided through each vesting date.

(6)
Represents the unvested portion of a restricted stock unit award granted on May 12, 2016 for 88,782 restricted stock units. 6.25% of the shares subject to the award vested on May 20, 2016 and 6.25% of the shares subject to the award vested quarterly thereafter as long as continuous service is provided through each vesting date.

(7)
Represents the unvested portion of the 2016 tranche of a performance-based restricted stock unit award granted on May 5, 2015 and which is described in greater detail in “Compensation Discussion and Analysis - Long-Term Equity Incentives.” The performance goals applicable to the units were achieved, but the units remained subject to vesting based on Mr. Amster’s continuous service through February 20, 2017. The 2017 and 2018 tranches of the award, each covering 19,375 units, are not reflected in the table as the goals applicable to such tranches had not been established as of the end of our 2016 fiscal year.

(8)
Represents the unvested portion of a performance-based restricted stock unit award granted on January 7, 2013 for 125,000 restricted stock units. The units vest over approximately 4 years from the grant date, with 25% of the total number of units eligible to vest following each one-year anniversary, provided that as of each anniversary the average closing price per share of the Company’s common stock (“ACP”) for any period of 90 consecutive calendar days during the year preceding such anniversary is: (i) on the first anniversary, equal to or greater than $11.81; (ii) on the second anniversary, equal to or greater than the higher of (a) $14.17 or (b) the ACP for the period of 90 calendar days ending on the first anniversary of the grant date times 1.25; (iii) on the third anniversary, equal to or greater than the higher of (a) $16.54 or (b) the ACP for the period of 90 calendar days ending on the second anniversary of the grant date times 1.25; and (iv) on the fourth anniversary, equal to or greater than the higher of (a) $18.90 or (b) the ACP for the period of 90 calendar days ending on the third anniversary of the grant date times 1.25. To the extent a price appreciation target is not achieved, the related units remain eligible to vest following any successive anniversary of the grant date along with the portion of the units first eligible to vest on such anniversary, so long as the applicable performance-based vesting condition for the successive anniversary is satisfied and the recipient remains in continuous service through the next established vesting date. Vesting shall occur only on the established vesting dates of February 20, May 20, August 20 and November 20. The price appreciation target for the one-year anniversary was achieved. The remainder of the award was canceled on January 7, 2017 because the price appreciation targets for the second, third and fourth anniversaries were not achieved by the fourth anniversary of the grant date.

(9)
Represents the unvested portion of a performance-based restricted stock unit award granted on February 6, 2014 for 150,000 restricted stock units. The units vest over approximately 4 years from the grant date, with 25% of the total number of units eligible to vest following each one-year anniversary, provided that as of each anniversary the ACP for any period of 90 consecutive calendar days during the year preceding such anniversary is: (i) on the first anniversary, equal to or greater than $20.80; (ii) on the second anniversary, equal to or greater than the higher of (a) $24.96 or (b) the ACP for the period of 90 calendar days ending on the first anniversary of the grant date times 1.25; (iii) on the third anniversary, equal to or greater than the higher of (a) $29.12 or (b) the ACP for the period of 90 calendar days ending on the second anniversary of the grant date times 1.25; and (iv) on the fourth anniversary, equal to or greater than the higher of (a) $33.28 or (b) the ACP for the period of 90 calendar days ending on the third anniversary of the grant date times 1.25. To the extent a price appreciation target is not achieved, the related units remain eligible to vest following any successive anniversary of the grant date along with the portion of the units first eligible to vest on such anniversary, so long as the applicable performance-based vesting condition for the successive anniversary is satisfied and the recipient remains in continuous service through the next established vesting date. Vesting shall occur only on the established vesting dates of February 20, May 20, August 20 and November 20.

(10)
Represents the unvested portion of a performance-based restricted stock unit award granted on May 12, 2016 for 88,782 restricted stock units. One-third of the units will vest quarterly over approximately 4 years from the date on which the average closing price per share of the Company’s common stock has been at or above each of the following price appreciation targets for a period of 90 consecutive calendar days: $11.91, $12.82 or $13.74. Vesting shall occur only on the established vesting dates of February 20, May 20, August 20 and November 20.

(11)
Represents the unvested portion of a restricted stock unit award granted on April 25, 2013 for 75,000 restricted stock units. 6.25% of the shares subject to the award vested on May 20, 2013 and 6.25% of the shares subject to the award vested quarterly thereafter as long as recipient provides continuous service through each vesting date.

(12)
Represents the unvested portion of a restricted stock unit award granted on February 6, 2014 for 40,000 restricted stock units in the case of Mr. Heath, and for 25,000 restricted stock units in the case of Mr. Swank. 6.25% of the shares subject to the award vested on May 20, 2014 and 6.25% of the shares subject to the award vested quarterly thereafter as long as recipient provides continuous service through each vesting date.

(13)
Represents the unvested portion of a restricted stock unit award granted on January 9, 2015 for 60,000 restricted stock units in the case of Mr. Heath, and for 35,000 restricted stock units in the case of Mr. Swank. 6.25% of the shares subject to the award vested on May 20, 2015 and 6.25% of the shares subject to the award vested quarterly thereafter as long as recipient provides continuous service through each vesting date.

(14)
Represents the unvested portion of a restricted stock unit award granted on February 4, 2016 for 60,000 restricted stock units in the case of Mr. Heath, and for 40,000 restricted stock units in the case of Mr. Swank. 6.25% of the shares subject to the award vested on May 20, 2016 and 6.25% of the shares subject to the award vested quarterly thereafter as long as recipient provides continuous service through each vesting date.

(15)
Represents the unvested portion of a restricted stock unit award granted on February 4, 2016 for 350,000 restricted stock units. 25% of the shares subject to the award vested on February 20, 2017, and 6.25% of the shares subject to the award vest quarterly thereafter as long as recipient provides continuous service through each vesting date.

(16)
Represents the unvested portion of a restricted stock unit award granted on February 4, 2016 for 100,000 restricted stock units. 33.3% of the shares subject to the award will vest on February 20, 2018, and 8.3375% of the shares subject to the award vest quarterly thereafter as long as recipient provides continuous service through each vesting date.

(17)
Represents the unvested portion of a restricted stock unit award granted on February 4, 2016 for 60,000 restricted stock units. 25% of the shares subject to the award vested on May 20, 2016 and 25% of the shares subject to the award vested quarterly thereafter as long as recipient provides continuous service through each vesting date.

2016 Option Exercises and Stock Vested

The following table shows the number of shares acquired upon exercise of options by each named executive officer in 2016 and the number of restricted stock units held by each named executive officer that vested during the 2016 fiscal year.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1)($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2)($)
John A. Amster	—	—	86,646	864,448
Robert H. Heath	—	—	74,532	749,013
Trevor E. Campion	—	—	—	—
Martin E. Roberts	—	—	77,032	773,643
Steven S. Swank	—	—	39,532	397,332
___________________

(1)	Value realized is based on the difference between the fair market value of our common stock on the date of exercise and the exercise price.

(2)	Value realized is based on the fair market value of our common stock on the vesting date.

Pension Benefits and Non-qualified Deferred Compensation

Our company does not provide a pension plan for employees, and no named executive officers participated in a non-qualified deferred compensation plan during the 2016 fiscal year.

2016 Potential Payments Upon Termination or Change in Control

We have entered into offer letters and either stock option, restricted stock unit or stock purchase agreements with each of our named executive officers. None of the offer letters entered into with our named executive officers, with the exception of Mr. Campion, provide for the payment of severance. We have, however, entered into agreements with our named executive officers under which they may be entitled to accelerated vesting of equity awards, as described in further detail below. Additionally, options and restricted stock units granted pursuant to our 2011 Equity Incentive Plan, including any options or restricted stock units granted to our named executive officers, may accelerate and vest in full if our company is subject to certain corporate transactions in which the surviving corporation does not assume the options or restricted stock units or substitute new awards for outstanding awards.

Agreements with John A. Amster

The following description is of the contractual acceleration arrangements in effect for Mr. Amster on December 31, 2016. None of these benefits were triggered when Mr. Amster resigned effective February 2, 2017.

Pursuant to the restricted stock unit award agreements applicable to Mr. Amster’s time-based restricted stock unit awards, if Mr. Amster is subject to an involuntary termination within 12 months following a change in control, then he will be entitled to vesting acceleration of 50% of any then-unvested shares or units subject to the award.

In January 2013, we granted Mr. Amster 125,000 performance-based restricted stock units, in February 2014, we granted Mr. Amster 150,000 performance-based restricted stock units, in May 2015, we granted Mr. Amster 77,500 performance-based restricted stock units, and in May 2016, we granted Mr. Amster 88,782 performance-based restricted stock units. Pursuant to the performance-based restricted stock unit award agreements applicable to these awards, if our company is subject to a change in control before Mr. Amster’s service terminates and prior to the time the units have vested or expired, then the performance conditions for the applicable award will be waived and 6.25% of the units subject to the award will vest quarterly on the Company’s established vesting dates until the fourth anniversary of the grant date for the units granted in January 2013, in February 2014, and in May 2016, and until fully vested for the units granted in May 2015, provided Mr. Amster remains in continuous service through each vesting date. For the units granted in January 2013, in February 2014, and in May 2016, any units that are not vested by the fourth anniversary of the grant date shall be forfeited. However, if Mr. Amster is subject to an involuntary termination within 12 months after the change in control and, in the case of the units granted in January 2013, in February 2014, and in May 2016, prior to the fourth anniversary of the award date, then 50% of the units that are unvested at the time of the involuntary termination will vest.

For purposes of the restricted stock unit and performance-based restricted stock unit award agreements with Mr. Amster:

“Change in Control” is defined as:

(a)    The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization more than 50% of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity;
(b)    The sale, transfer or other disposition of all or substantially all of the Company’s assets;
(c)    A change in the composition of the Board, as a result of which fewer than 50% of the incumbent directors are directors who either:

(i)    Had been directors of the Company on the date 24 months prior to the date of such change in the composition of the Board (the “Original Directors”); or
(ii)    Were appointed to the Board, or nominated for election to the Board, with the affirmative votes of at least a majority of the aggregate of (A) the Original Directors who were in office at the time of their appointment or nomination and (B) the directors whose appointment or nomination was previously approved in a manner consistent with this Paragraph (ii); or
(d)    Any transaction as a result of which any person becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this Subsection (d), the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Parent or Subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for a deferral of compensation and is subject to Code Section 409A, then notwithstanding anything to the contrary in the Plan the transaction with respect to such Award must also constitute a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Code Section 409A.

“Involuntary Termination” is defined as either (i) a separation as a result of the termination of Mr. Amster’s employment by the Company for reasons other than cause or death or disability; or (ii) Mr. Amster’s resignation for good reason.

“Resignation for Good Reason” is defined as a separation as a result of Mr. Amster’s resignation within 12 months after one of the following conditions has come into existence without Mr. Amster’s consent: (i) a material reduction in Mr. Amster’s authority and responsibility (it being understood that a material reduction in authority and responsibility shall not be deemed to have occurred as long as Mr. Amster retains substantial senior executive responsibilities in the same line of business that Mr. Amster was involved with immediately prior to a Change in Control); (ii) a reduction in Mr. Amster’s base salary by more than 10%; or (iii) a request by the Company that Mr. Amster relocate by more than 50 miles. A resignation for good reason will not be deemed to have occurred unless Mr. Amster gives the Company written notice of the condition within 90 days after the condition comes into existence and the Company fails to remedy the condition within 30 days after receiving Mr. Amster’s written notice.

“Cause” is defined as (i) Mr. Amster’s intentional and unauthorized use or disclosure of the Company’s confidential information or trade secrets, which use or disclosure causes material harm to the Company; (ii) Mr. Amster’s material breach of any agreement between Mr. Amster and the Company; (iii) Mr. Amster’s material failure to comply with the Company’s written policies or rules; (iv) Mr. Amster’s conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any State thereof; (v) Mr. Amster’s gross negligence or willful misconduct; (vi) Mr. Amster’s continuing failure to perform assigned duties after receiving written notification of such failure from the Board of Directors; or (vii) Mr. Amster’s failure to cooperate in good faith with a governmental or internal investigation of the Company or its directors, officers or employees, if the Company has requested Mr. Amster’s cooperation.

“Disability” shall mean Mr. Amster’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.

Agreements with Trevor E. Campion

Pursuant to his offer letter, in the event that we terminate Mr. Campion’s employment without cause or he resigns for good reason, Mr. Campion is eligible to receive cash severance payments equal to 12 months of his base salary and after-tax payments equal to 12 months of his COBRA premiums. These severance benefits are contingent upon Mr. Campion’s execution of a release of claims. In addition, if we terminate Mr. Campion’s employment without cause, he resigns for good reason or in the event of his death or disability, our compensation committee will determine the extent to which he attained the performance goals applicable to his annual bonus for the year in which his employment terminates and Mr. Campion will receive a pro-rated bonus payment for the year of termination. In the event we terminate Mr. Campion’s employment without cause, he resigns for good reason, he dies or becomes disabled, any unpaid portion of the 2016-2017 cash incentive payment described in “Compensation Discussion & Analysis - Performance-Based Bonuses” will become vested and paid in full, contingent upon Mr. Campion’s execution of a release of claims.

In February 2016, we granted Mr. Campion two restricted stock unit awards, one for 350,000 units and the other for 100,000 units. Pursuant to the restricted stock unit award agreements applicable to these awards, if before January 22, 2017 (a) the Company is subject to a change in control, (b) the Company’s Inventus business is sold or otherwise disposed (whether by merger or otherwise) or (c) Mr. Campion is subject to an involuntary termination and Mr. Campion has executed a release of claims, then Mr. Campion will become vested in 40% of each award. In addition, if the Company is subject to a change in control or the Inventus business is sold or otherwise disposed (whether by merger or otherwise) before Mr. Campion’s employment terminates and Mr. Campion is subject to an involuntary termination in connection with or within twelve months after the change in control or sale or disposition of the Inventus business, then these awards will become fully vested. Further, if Mr. Campion dies or if the Company terminates Mr. Campion’s employment because of Mr. Campion’s disability, in either case prior to February 20, 2017 in the case of Mr. Campion’s award of 350,000 units and prior to February 20, 2018 in the case of Mr. Campion’s award of 100,000 units, then Mr. Campion will vest in the first 25% of the stock units awards.

For purposes of the agreements with Mr. Campion:

“Involuntary Termination” is defined as (i) a separation as a result of the termination of Mr. Campion’s employment by the Company for reasons other than cause or death or disability; or (ii) Mr. Campion’s resignation for good reason.

“Resignation for Good Reason” is defined as a separation as a result of Mr. Campion’s voluntary resignation within 12 months after one of the following conditions has come into existence (or if later, Mr. Campion’s actual knowledge of such condition) without Mr. Campion’s consent: (i) (A) a reduction in Mr. Campion’s title or position; or (B) a material reduction in Mr. Campion’s authority or responsibility; (ii) a change in Mr. Campion’s reporting relationship such that Mr. Campion no longer directly reports to the Company’s Chief Executive Officer; (iii) a reduction in Mr. Campion’s base salary; (iv) a requirement that Mr. Campion relocate his principal place of employment by more than 35 miles; (v) a material breach by the Company or its affiliates of any agreement with Mr. Campion to which it is a party or any obligation it has to Mr. Campion; (vi) the Company’s or its affiliates’ failure to pay amounts or provide benefits to Mr. Campion when due; (vii) a reduction in bonus opportunity or any material employee benefit in a manner inconsistent with other senior executives; or (viii) failure to approve this stock unit award. A Resignation for Good Reason will not be deemed to have occurred unless Mr. Campion gives the Company written notice of the condition within ninety (90) days after the condition comes into existence (or if later, Mr. Campion’s actual knowledge of such condition) and the Company fails to remedy the condition within thirty (30) days after receiving Mr. Campion’s written notice.

“Cause” is defined as, so long as notice is given within ninety (90) days of the initial occurrence of the grounds purporting to constitute Cause (or if later, within ninety (90) days of the Company’s actual knowledge of such grounds) (i) Mr. Campion’s intentional and unauthorized use or disclosure of the Company’s confidential information or trade secrets, which use or disclosure causes material harm to the Company; (ii) Mr. Campion’s material breach of any agreement between Mr. Campion and the Company; (iii) Mr. Campion’s material failure to comply with the Company’s material written policies or rules that are applicable to Mr. Campion and that have been made available to Mr. Campion; (iv) Mr. Campion’s conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any State thereof; (v) Mr. Campion’s gross negligence or willful misconduct relating to the Company that causes harm to the Company; (vi) Mr. Campion’s continuing failure to substantially perform reasonably assigned duties after receiving written notification of such failure from the Board of Directors (provided that poor results shall not constitute grounds for Cause termination); or (vii) Mr. Campion’s failure to cooperate in good faith with a governmental or internal investigation of the Company or its directors, officers or employees, if the Company has reasonably requested Mr. Campion’s cooperation. To the extent Mr. Campion commits an act that would constitute Cause pursuant to (ii), (iii), (vi) or (vii), Mr. Campion will be given notice and an opportunity to cure within thirty (30) days of receiving notice and, if Mr. Campion reasonably cures such act as determined by the Audit Committee of the Company’s Board of Directors, it will not constitute Cause.

“Change in Control” is defined in Section 14.6 of the Company’s 2011 Equity Incentive Plan.

“Disability” is defined as Mr. Campion’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that results in death or lasts for a continuous period of not less than six months.

Agreements with Messrs. Heath, Roberts and Swank

In May 2016, we amended all outstanding restricted stock unit awards held by Messrs. Heath, Roberts and Swank to include a change in control provision. The treatment of these awards upon a change in control, including the definitions for the purposes of the restricted stock unit agreements, is the same as described above with respect to Mr. Amster’s time-based restricted stock unit awards.

The following tables describe the potential benefits to which Messrs. Amster, Campion, Heath, Roberts and Swank would have been entitled under the arrangements described above, assuming that each such officer’s employment terminated as of December 31, 2016. In connection with his resignation effective February 2, 2017, Mr. Amster did not receive any severance or acceleration benefits, other than payment of 18 months of COBRA premiums.

Potential Benefits Payable to Messrs. Amster, Heath, Roberts and Swank

Name	Benefit	Involuntary Termination Following a Change in Control ($)
John A. Amster	Restricted Stock Unit Acceleration(1)	2,776,669
Robert H. Heath	Restricted Stock Unit Acceleration(1)	563,630
Martin E. Roberts	Restricted Stock Unit Acceleration(1)	106,315
Steven S. Swank	Restricted Stock Unit Acceleration(1)	345,946
___________________

(1)
The value of restricted stock acceleration shown in the table above assumes that the termination of the named executive officer’s employment occurred on December 31, 2016, and was calculated by multiplying the number of unvested shares accelerated by $10.80, the closing price of our common stock on the last trading day of the year. No value is assigned to the waiver of the performance conditions applicable to performance-based restricted stock units in connection with a change in control.

Potential Benefits Payable to Mr. Campion

Triggering Event	Cash Severance (1)($)	Pro-Rata Bonus for Year of Termination (2)($)	Vesting of 2016-2017 Incentive Payment ($)	Restricted Stock Unit Acceleration (3)($)	Total ($)
Involuntary termination	523,314	500,000	1,500,000	1,944,000	4,467,314
Death/disability	—	500,000	1,500,000	1,215,000	3,215,000
Corporate transaction(4)	—	—	—	1,944,000	1,944,000
Involuntary termination in connection with or 12 months after a corporate transaction	523,314	500,000	1,500,000	4,860,000	7,383,314

___________________

(1)	Represents 12 months of Mr. Campion’s base salary and after-tax payments equal to 12 months of Mr. Campion’s COBRA premiums.

(2)	Assumes termination occurred on December 31, 2016 and bonus goals were achieved at target.

(3)
Represents: (i) 40% acceleration in the event of an involuntary termination or corporate transaction prior to January 22, 2017, (ii) 25% acceleration in the event of Mr. Campion’s death or disability prior to February 20, 2017 in the case of Mr. Campion’s award of 350,000 units and prior to February 20, 2018 in the case of Mr. Campion’s award of 100,000 and (iii) full acceleration in the event of an involuntary termination in connection with or 12 months after a corporate transaction. The value of RSU acceleration was calculated by multiplying the number of unvested units accelerated by $10.80, the closing price of our common stock on the last trading day of the year.

(4)
Includes a change in control of the Company or a sale or other disposition of the Company’s Inventus business. This benefit only applied during the first year of Mr. Campion’s employment following our acquisition of Inventus.

OTHER MATTERS

As of the time of preparation of this proxy statement, neither the board nor management intends to bring before the Annual Meeting any business other than the matters referred to in the Notice of Annual Meeting and this proxy statement. If any other business should properly come before the Annual Meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the SEC, are available free of charge on the investor relations portion of our website at http://ir.rpxcorp.com/annuals-proxies.cfm. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

CONTACT FOR QUESTIONS AND ASSISTANCE WITH VOTING

If you have any questions or require any assistance with voting your shares or need additional copies of this proxy statement or voting materials, please contact:

Investor Relations
RPX Corporation
One Market Plaza, Suite 800
San Francisco, CA 94105
or
call (415) 418-2563

It is important that your shares are represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote by using the Internet or by telephone or, if you received a paper copy of the proxy card by mail, by signing and returning the enclosed proxy card, so your shares will be represented at the Annual Meeting.

The form of proxy and this proxy statement have been approved by the board of directors and are being mailed or delivered to stockholders by its authority.

The Board of Directors of RPX Corporation
San Francisco, California
April 27, 2017

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RPX Corporation

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_______________

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 PM Eastern Time on June 12, 2017.

Vote by Internet

- Go to **www.investorvote.com/RPXC**
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Using a **black ink** pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends that you vote "FOR" the director nominees named in Proposal 1, and "FOR" Proposal 2.

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1. To elect two Class III directors
   Nominees:

	For	Against	Abstain		For	Against	Abstain
01 - Shelby W. Bonnie	☐	☐	☐	02 - Sanford R. Robertson	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

PROXY — RPX CORPORATION

Annual Meeting of Stockholders — June 13, 2017
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Robert H. Heath and Emily T. Gavin, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of RPX Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held June 13, 2017, at 10:00 a.m. local time, at One Market Plaza, Steuart Tower, Suite 800, San Francisco, California 94105, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

This proxy when properly executed will be voted in the manner directed herein. **If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.**

(Continued and to be marked, dated and signed, on the other side.)